Exhibit 99.1

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

Consolidated Financial Statements

(With Independent Auditors’ Report Thereon)

Fidelity & Guaranty Life Holdings, Inc.

Report of Independent Registered Public Accounting Firm		3

Consolidated Balance Sheets as of September 30, 2013 and 2012		4

Consolidated Statements of Operations for the years ended September 30, 2013 and 2012 and the period from April 6, 2011 through September 30, 2011		5

Consolidated Statements of Comprehensive Income for the years ended September 30, 2013 and 2012 and the period from April 6, 2011 through September 30, 2011		6

Consolidated Statements of Changes in Shareholder’s Equity for the years ended September 30, 2013 and 2012 and the period from April 6, 2011 through September 30, 2011		7

Consolidated Statements of Cash Flows for the years ended September 30, 2013 and 2012 and the period from April 6, 2011 through September 30, 2011		8

Notes to Consolidated Financial Statements

(1)	Basis of Presentation and Nature of Operations	10

(2)	Significant Accounting Policies and Practices	11

(3)	Significant Risks and Uncertainties	16

(4)	Investments	18

(5)	Derivative Financial Instruments	24

(6)	Fair Value of Financial Instruments	27

(7)	Intangible Assets	38

(8)	Long Term Debt	39

(9)	Other Liabilities	40

(10)	Employee Benefit Plans	40

(11)	Stock Compensation	40

(12)	Income Taxes	43

(13)	Commitments and Contingencies	47

(14)	Reinsurance	48

(15)	Related Party Transactions	51

(16)	Insurance Subsidiary Financial Information	51

(17)	Subsequent Events	53

KPMG LLP 1 East Pratt Street Baltimore, MD 21202-1128

Independent Auditors’ Report

The Board of Directors

Fidelity & Guaranty Life Holdings, Inc.:

Report on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. and subsidiaries as of September 30, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in shareholder’s equity, and cash flows for the years ended September 30, 2013 and 2012 and the period April 6, 2011 through September 30, 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Fidelity & Guaranty Life Holdings, Inc. and subsidiaries as of September 30, 2013 and 2012, and the results of their operations and their cash flows for the years ended September 30, 2013 and 2012 and the period April 6, 2011 through September 30, 2011 in accordance with U.S. generally accepted accounting principles.

December 18, 2013

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	September 30,
	2013	2012
ASSETS
Investments:
Fixed maturity securities, available-for-sale, at fair value	$15,541,526	$16,088,913
Equity securities, available-for-sale, at fair value	271,075	248,087
Derivative investments	221,758	200,667
Other invested assets	188,180	18,814

Total investments	16,222,539	16,556,481
Related party loans and investments	119,044	150,069
Cash and cash equivalents	1,204,334	1,049,374
Accrued investment income	159,287	191,577
Reinsurance recoverable	3,728,632	2,363,083
Intangibles, net	523,245	273,543
Deferred tax assets	240,531	279,636
Other assets	205,891	42,067

Total assets	$22,403,503	$20,905,830

LIABILITIES AND SHAREHOLDER’S EQUITY
Contractholder funds	$15,248,216	$15,290,475
Future policy benefits	3,556,808	3,614,788
Funds withheld for reinsurance liabilities	1,407,713	54,691
Liability for policy and contract claims	51,456	91,082
Long-term debt:	300,000	224,363
Other liabilities	700,053	646,705

Total liabilities	21,264,246	19,922,104

Shareholder’s equity:
Common stock	—	—
Additional paid-in capital	468,166	254,999
Retained earnings	558,201	294,245
Accumulated other comprehensive income	112,890	434,482

Total shareholder’s equity	1,139,257	983,726

Total liabilities and shareholder’s equity	$22,403,503	$20,905,830

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Statements of Operations

(In thousands)

	Year Ended		April 6, 2011 to
	September 30,	September 30,	September 30,
	2013	2012	2011
Revenues:
Premiums	$58,367	$55,297	$39,002
Net investment income	672,948	716,176	369,840
Net investment gains (losses)	544,576	410,000	(166,891)
Insurance and investment product fees and other	57,711	40,251	48,915

Total revenues	1,333,602	1,221,724	290,866

Benefits and expenses:
Benefits and other changes in policy reserves	496,684	777,372	247,632
Acquisition and operating expenses, net of deferrals	98,464	119,913	72,390
Amortization of intangibles	224,993	160,656	(11,115)

Total benefits and expenses	820,141	1,057,941	308,907

Operating income (loss)	513,461	163,783	(18,041)
Interest expense	(20,428)	(23,485)	(15,414)

Income (loss) before income taxes	493,033	140,298	(33,455)
Income tax (expense) benefit	(156,077)	145,658	41,744

Net income	$336,956	$285,956	$8,289

Supplemental disclosures:
Total other-than-temporary impairments	$(2,940)	$(24,336)	$(17,466)
Less non-credit portion of other-than-temporary impairments included other comprehensive income	—	(1,529)	500

Net other-than-temporary impairments	(2,940)	(22,807)	(17,966)
Gain (losses) on derivative instruments	266,974	146,052	(170,752)
Other realized investment gains	280,542	286,755	21,827

Total net investment gains (losses)	$544,576	$410,000	$(166,891)

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Statements of Comprehensive Income

(In thousands)

	Year Ended
			April 6, 2011 to
	September 30,	September 30,	September 30,
	2013	2012	2011
Net income	$336,956	$285,956	$8,289
Other comprehensive income (loss):
Unrealized investment (losses) gains:
Change in unrealized investment (losses) gains before reclassification adjustment	(488,622)	906,473	420,929
Net reclassification adjustment for (gains) losses included in net income	(333,426)	(263,948)	(3,861)

Changes in unrealized investment (losses) gains after reclassification adjustment	(822,048)	642,525	417,068
Adjustments to intangible assets	327,293	(218,454)	(172,057)
Changes in deferred income tax asset/liability	173,163	(148,469)	(85,709)

Net unrealized (loss) gain on investments	(321,592)	275,602	159,302

Non-credit related other-than-temporary impairment:
Changes in non-credit related other than-temporary impairment	—	(1,529)	500
Adjustments to intangible assets	—	586	(206)
Changes in deferred income tax asset/liability	—	330	(103)

Net non-credit related other than-temporary impairment	—	(613)	191

Net change to derive comprehensive (loss) income for the period	(321,592)	274,989	159,493

Comprehensive income, net of tax	$15,364	$560,945	$167,782

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Statements of Changes in Shareholder’s Equity

(In thousands)

	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balances at April 6, 2011	$254,836	$—	$—	$254,836
Net income	—	8,289	—	8,289
Unrealized investment gains, net	—	—	159,302	159,302
Non-credit related other-than-temporary impairments	—	—	191	191

Balances at September 30, 2011	$254,836	$8,289	$159,493	$422,618
Net income	—	285,956	—	285,956
Unrealized investment gains, net	—	—	275,602	275,602
Non-credit related other-than-temporary impairments	—	—	(613)	(613)
Stock compensation	163	—	—	163

Balances at September 30, 2012	$254,999	$294,245	$434,482	$983,726
Dividend payment	—	(73,000)	—	(73,000)
Issuance of common stock	—	—	—	—
Net income	—	336,956	—	336,956
Unrealized investment losses, net	—	—	(321,592)	(321,592)
Stock compensation	(163)	—	—	(163)
Debt to equity conversion	213,330	—	—	213,330

Balances at September 30, 2013	$468,166	$558,201	$112,890	$1,139,257

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Year Ended		April 6, 2011 to
	September 30,	September 30,	September 30,
	2013	2012	2011
Cash flows from operating activities:
Net income	$336,956	$285,956	$8,289
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net recognized (gains) losses on investments	(544,576)	(410,000)	166,891
Amortization of intangibles	224,993	160,656	(11,115)
Depreciation of properties	3,938	2,846	1,685
Stock-based compensation	5,896	163	—
Amortization of debt issuance costs	1,693	—	—
Amortization of fixed maturity discounts and premiums	16,747	86,943	59,937
Deferred income taxes	212,268	(220,046)	(40,869)
Deferred policy acquisition costs	(147,402)	(194,900)	(41,152)
Interest credited/index credits and other changes to contractholder account balances	355,394	586,814	140,004
Charges assessed to contractholders for mortality and administration	(31,520)	(14,932)	(28,358)
Cash received (transferred) to reinsurers	15,000	(176,770)	(52,585)
Changes in operating assets and liabilities:
Reinsurance recoverable	7,542	(89,078)	(39,446)
Accrued investment income	32,288	15,224	1,674
Future policy benefits	(57,980)	16,579	(6,337)
Funds withheld from reinsurers	(216,840)	—	—
Liability for policy and contract claims	(39,626)	34,432	(3,750)
Collateral returned (posted)	72,000	140	(99,081)
Other operating	(20,558)	170,371	(7,884)

Net cash provided by operating activities	226,213	254,398	47,903
Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	8,920,083	5,723,266	1,468,427
Equity securities	68,731	110,157	13,768
Derivative investments and other invested assets	317,385	157,563	86,437
Cost of investments acquired:
Fixed maturities	(8,896,686)	(5,583,495)	(1,285,951)
Equity securities	(102,337)	(56,595)	—
Derivative investments and other invested assets	(319,446)	(141,603)	(66,655)
Related party loans and investments	28,553	(150,069)	—
Capital expenditures	(4,062)	(6,209)	(1,745)
Other investing activities, net	—	—	(1,642)

Net cash provided by investing activities	12,221	53,015	212,639

Cash flows from financing activities:
Contractholder account deposits	1,356,081	2,040,512	494,956
Contractholder account withdrawals	(1,636.360)	(1,979,558)	(959,961)
Repayment of subordinated debt	—	(95,000)	—
Dividend paid	(73,000)	—	—
Payment on note payable	(20,000)	(40,000)	(20,000)
Proceeds from issuance of new debt	300,000	—	—
Debt issuance costs	(10,195)	—	—

Net cash used in financing activities	(83,474)	(74,046)	(485,005)

Change in cash & cash equivalents	154,960	233,367	(224,463)
Cash and cash equivalents at beginning of period	1,049,374	816,007	1,040,470

Cash and cash equivalents at end of period	$1,204,334	$1,049,374	$816,007

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

Supplemental disclosures of cash flow information
Interest paid	$39,008	$25,379	$23,296
Income taxes paid	3,683	8,059	—
Non-cash operating activities:
Transfer of reinsurance recoverable balance related to life contracts and	$—	$(95,447)	$(125,515)
Non-cash investing activities:
Transfer of invested assets	$—	$414,591	$443,555
Non-cash financing activities:
Transfer of reinsurance recoverable balance related to deposit-type contracts and other	$—	$(495,914)	$(320,625)
Conversion of notes payable to additional paid in capital	$(213,330)	$—	$—

See accompanying notes to consolidated financial statements.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(1) Basis of Presentation and Nature of Operations

The accompanying financial statements include the accounts of Fidelity & Guaranty Life Holdings, Inc. (“FGLH” and the “Company”), a Delaware corporation, which is a direct, wholly-owned subsidiary of Fidelity & Guaranty Life (“FGL”, formerly, Harbinger F&G, LLC (“HFG”).

On April 6, 2011 (the “Acquisition Date”), Harbinger F&G acquired FGL from OM Group (UK) Limited (“OMGUK”). Such acquisition (the “FGL Acquisition”) has been accounted for using the acquisition method of accounting.

The Company’s primary business is the sale of individual life insurance products and annuities through independent agents, managing general agents, and specialty brokerage firms and in selected institutional markets. The Company’s principal products are deferred annuities (including fixed indexed annuity (“FIA”) contracts), immediate annuities and life insurance products. The Company markets products through its wholly-owned insurance subsidiaries, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”) and Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), which together are licensed in all fifty states and the District of Columbia.

The Company’s business consists primarily of fixed rate annuities and, accordingly, there is only one reporting segment. Premiums and annuity deposits (net of coinsurance), which are not included as revenues (except for traditional premiums) in the accompanying Consolidated Statements of Operations, collected during the year ended September 30, 2013, September 30, 2012, and the period from April 6, 2011 to September 30, 2011, by product type were as follows:

	Year Ended
Product Type	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Fixed indexed annuities	$983,050	$1,614,211	$314,521
Fixed rate annuities	37,973	64,718	26,423
Single premium immediate annuities	7,295	7,844	3,659
Life insurance (1)	118,898	85,919	93,264

	$1,147,216	$1,772,692	$437,867

(1)	Life insurance includes Universal Life (“UL”) and traditional life insurance products.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Dollar amounts in the accompanying footnotes are presented in thousands, unless otherwise noted.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(2) Significant Accounting Policies and Practices

Principles of Consolidation

The accompanying audited consolidated financial statements include the accounts of FGLH and all other entities in which FGLH has a controlling financial interest (none of which are variable interest entities). All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Insurance Premiums

The Company’s insurance premiums for traditional life insurance products are recognized as revenue when due from the contractholder. The Company’s traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of term life insurance and certain annuities with life contingencies.

Premium collections for fixed indexed and fixed rate annuities, indexed universal life (“IUL”) policies and immediate annuities without life contingency are reported as deposit liabilities (i.e., contractholder funds) instead of as revenues. Similarly, cash payments to policyholders are reported as decreases in the liability for contractholder funds and not as expenses. Sources of revenues for products accounted for as deposit liabilities are net investment income, surrender and other charges deducted from contractholder funds, and net realized gains (losses) on investments.

Net Investment Income

Dividends and interest income, recorded in “Net investment income”, are recognized when earned. Amortization of premiums and accretion of discounts on investments in fixed maturity securities are reflected in “Net investment income” over the contractual terms of the investments in a manner that produces a constant effective yield.

For mortgage-backed securities, included in the fixed maturity available-for-sale (“AFS”) securities portfolios, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from originally anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date plus anticipated future payments. Any adjustments resulting from changes in effective yield are reflected in “Net investment income’’.

Net Investment Gains (Losses)

Net investment gains (losses) include realized gains and losses from the sale of investments, write-downs for other-than-temporary impairments of AFS investments, and gains and losses on derivative investments. Realized gains and losses on the sale of investments are determined using the specific identification method.

Product Fees

Product fee revenue from IUL products and deferred annuities is comprised of policy and contract fees charged for the cost of insurance, policy administration and rider fees is assessed on a monthly basis and recognized as revenue when assessed and earned. Product fee revenue also includes surrender charges which are recognized and collected when the policy is surrendered.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. As of September 30, 2013 and 2012, cash equivalents were $0 and $2,250, respectively.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Investments

Investment Securities

The Company’s investments in debt and equity securities have been designated as AFS and are carried at fair value with unrealized gains and losses included in “Accumulated other comprehensive income” (“AOCI”), net of associated intangibles “shadow adjustments” (discussed in Note 7) and deferred income taxes.

Available-for-Sale Securities—Other-Than-Temporary Impairments (“OTTI”)

The Company regularly reviews AFS securities for declines in fair value that it determines to be other-than-temporary. For an equity security, if the Company does not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, it concludes that an other-than-temporary impairment has occurred and the cost of the equity security is written down to the current fair value, with a corresponding charge to “Net investment gains (losses)” in the accompanying Consolidated Statements of Operations. When assessing its ability and intent to hold an equity security to recovery, the Company considers, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of the decline, a fundamental analysis of the liquidity, business prospects and the overall financial condition of the issuer.

For its fixed maturity available-for-sale securities, the Company generally considers the following in determining whether its unrealized losses are other-than-temporarily impaired:

•	The estimated range and period until recovery;

•	Current delinquencies and nonperforming assets of underlying collateral;

•	Expected future default rates;

•	Collateral value by vintage, geographic region, industry concentration or property type;

•	Subordination levels or other credit enhancements as of the balance sheet date as compared to origination; and

•	Contractual and regulatory cash obligations.

The Company recognizes OTTI on debt securities in an unrealized loss position when one of the following circumstances exists:

•	The Company does not expect full recovery of its amortized cost based on the estimate of cash flows expected to be collected;

•	The Company intends to sell a security; or

•	It is more likely than not that the Company will be required to sell a security prior to recovery.

If the Company intends to sell a debt security or it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis and the fair value of the security is below amortized cost, the Company will conclude that an other-than-temporary impairment has occurred and the amortized cost is written down to current fair value, with a corresponding charge to “Net investment gains (losses)” in the accompanying Consolidated Statements of Operations. If the Company does not intend to sell a debt security or it is more likely than not the Company will not be required to sell a debt security before recovery of its amortized cost basis and the present value of the cash flows expected to be collected is less than the amortized cost of the security (referred to as the credit loss), an other-than-temporary impairment has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to “Net investment gains (losses)” in the accompanying Consolidated Statements of Operations, as this amount is deemed the credit loss portion of the other-than-temporary impairment. The remainder of the decline to fair value is recorded in AOCI as unrealized other-than-temporary impairment on available-for-sale securities, as this amount is considered a non-credit (i.e., recoverable) impairment.

When assessing the Company’s intent to sell a debt security or if it is more likely than not the Company will be required to sell a debt security before recovery of its cost basis, the Company evaluates facts and circumstances such as, but not limited to, decisions to reposition the Company’s security portfolio, sale of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing and tax planning strategies. In order to determine the amount of the credit loss for a security, the Company calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows the Company expects to recover. The discount rate is the effective interest rate implicit in the underlying security. The effective interest rate is the original purchased yield or the yield at the date the debt security was previously impaired.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

When evaluating mortgage-backed securities and asset-backed securities, the Company considers a number of pool-specific factors as well as market level factors when determining whether or not the impairment on the security is temporary or other-than-temporary. The most important factor is the performance of the underlying collateral in the security and the trends of that performance. The Company uses this information about the collateral to forecast the timing and rate of mortgage loan defaults, including making projections for loans that are already delinquent and for those loans that are currently performing but may become delinquent in the future. Other factors used in this analysis include type of underlying collateral (e.g., prime, Alternative A-paper (“Alt-A”), or subprime), geographic distribution of underlying loans and timing of liquidations by state. Once default rates and timing assumptions are determined, the Company then makes assumptions regarding the severity of a default if it were to occur. Factors that impact the severity assumption include expectations for future home price appreciation or depreciation, loan size, first lien versus second lien, existence of loan level private mortgage insurance, type of occupancy and geographic distribution of loans. Once default and severity assumptions are determined for the security in question, cash flows for the underlying collateral are projected, including expected defaults and prepayments. These cash flows on the collateral are then translated to cash flows on the Company’s tranche based on the cash flow waterfall of the entire capital security structure. If this analysis indicates the entire principal on a particular security will not be returned, the security is reviewed for OTTI by comparing the present value of expected cash flows to amortized cost. To the extent that the security has already been impaired or was purchased at a discount, such that the amortized cost of the security is less than or equal to the present value of cash flows expected to be collected, no impairment is required. The Company also considers the ability of monoline insurers to meet their contractual guarantees on wrapped mortgage-backed securities. Otherwise, if the amortized cost of the security is greater than the present value of the cash flows expected to be collected, then an impairment is recognized.

The Company includes on the face of the Consolidated Statements of Operations the total OTTI recognized in net investment gains (losses), with an offset for the amount of non-credit impairments recognized in AOCI. The Company discloses the amount of OTTI recognized in AOCI and other disclosures related to OTTI in Note 4 and the Consolidated Statements of Comprehensive Income.

Derivative Financial Instruments

The Company hedges certain portions of its exposure to product related equity market risk by entering into derivative transactions. All of such derivative instruments are recognized as either assets or liabilities in the accompanying Consolidated Balance Sheets at fair value. The change in fair value is recognized within “Net investment gains (losses)” in the accompanying Consolidated Statements of Operations.

The Company purchases financial instruments and issues products that may contain embedded derivative instruments. If it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract for measurement purposes. The embedded derivative is carried at fair value with changes in fair value reported in the accompanying Consolidated Statements of Operations.

Intangible Assets

The Company’s intangible assets include value of business acquired (“VOBA”), deferred acquisition cost (“DAC”) and deferred sales inducements (“DSI”).

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

VOBA represents the estimated fair value of the right to receive future net cash flows from in-force contracts in a life insurance company acquisition at the Acquisition Date. DAC represents costs that are related directly to new or renewal insurance contracts, which may be deferred to the extent recoverable. These costs include incremental direct costs of contract acquisition, primarily commissions, as well as certain costs related directly to underwriting, policy issuance and processing. DSI represents up front bonus credits and vesting bonuses to policyholder account values, which are accounted for similarly to DAC and are recorded within the DAC asset balance.

The methodology for determining the amortization of DAC and VOBA varies by product type. For all insurance contracts accounted for under long-duration contract deposit accounting, amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends. Under traditional insurance contract accounting, US GAAP requires that assumptions for these types of products not be modified unless recoverability testing deems them to be inadequate. DAC and VOBA amortization are reported within “Amortization of intangibles” in the accompanying Consolidated Statements of Operations.

DAC and VOBA for IUL and investment-type products are generally amortized over the lives of the policies in relation to the incidence of estimated gross profits (“EGPs”) from investment income, surrender charges and other product fees, policy benefits, maintenance expenses, mortality net of reinsurance ceded and expense margins, and recognized gains (losses) on investments and changes in fair value of the coinsurance embedded derivative.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs quarterly and annual analyses of DAC and VOBA for the annuity and IUL businesses. The DAC and VOBA balances are also periodically evaluated for recoverability to ensure that the unamortized portion does not exceed the expected recoverable amounts. At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated future gross profits requires that the amortization rate be revised (“unlocking”) retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization.

The carrying amounts of DAC and VOBA are adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale and certain derivatives and embedded derivatives. Amortization expense of DAC and VOBA reflects an assumption for an expected level of credit-related investment losses. When actual credit-related investment losses are realized, the Company performs a retrospective unlocking of DAC and VOBA amortization as actual margins vary from expected margins. This unlocking is reflected in the accompanying Consolidated Statements of Operations.

For investment-type products, the DAC and VOBA assets are adjusted for the impact of unrealized gains (losses) on investments as if these gains (losses) had been realized, with corresponding credits or charges included in AOCI.

Reinsurance

The Company’s insurance subsidiaries enter into reinsurance agreements with other companies in the normal course of business. The assets, liabilities, premiums and benefits of certain reinsurance contracts are presented on a net basis in the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations, respectively, when there is a right of offset explicit in the reinsurance agreements. All other reinsurance agreements are reported on a gross basis in the Company’s Consolidated Balance Sheets as an asset for amounts recoverable from reinsurers or as a component of other liabilities for amounts, such as premiums, owed to the reinsurers, with the exception of amounts for which the right of offset also exists. Premiums and benefits are reported net of insurance ceded.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Income Taxes

FGLH and certain of its non-life insurance subsidiaries are included in the consolidated U.S. Federal income tax return of Harbinger Group, Inc. (“HGI”). The Company’s life insurance subsidiaries file a consolidated life insurance income tax return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has the ability and intent to recover in a tax-free manner any assets (or liabilities) with book/tax basis differences for which no deferred taxes have been provided, in accordance with ASC Topic 740, “Income Taxes”.

The Company applies the accounting guidance for uncertain tax positions which prescribes a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The guidance also provides information on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in “Income tax (expense) benefit” in the Company’s Consolidated Statements of Operations. The Company had no unrecognized tax benefits related to uncertain tax positions as of September 30, 2013 and 2012.

Contractholder Funds and Future Policy Benefits

The liabilities for contractholder funds and future policy benefits for deferred annuities, IUL and UL policies consist of contract account balances that accrue to the benefit of the contractholders, excluding surrender charges and other liabilities. The liabilities for FIAs consist of the value of the host contract plus the value of the embedded derivative. The embedded derivative is carried at fair value in “Contractholder funds” in the accompanying Consolidated Balance Sheets with changes in fair value reported in the accompanying Consolidated Statements of Operations. Liabilities for immediate annuities without life contingencies are the present value of future benefits.

The liabilities for future policy benefits and claim reserves for traditional life policies and life contingent pay-out annuity policies are computed using assumptions for investment yields, mortality and withdrawals based principally on generally accepted actuarial methods and assumptions at the time of contract issue.

Liabilities for the secondary guarantees on UL-type products or Investment-type contracts are calculated by multiplying the benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative secondary guarantee benefit payments plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC and VOBA. The accounting for secondary guarantee benefits impacts, and is impacted by, EGPs used to calculate amortization of DAC and VOBA.

Federal Home Loan Bank of Atlanta Agreements

Contractholder funds include funds related to funding agreements that have been issued to the Federal Home Loan Bank of Atlanta (“FHLB”) as a funding medium for single premium funding agreements issued by the Company to the FHLB.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Funding agreements were issued to the FHLB in 2003, 2004, 2005, 2011 and 2012. The funding agreements (i.e., immediate annuity contracts without life contingencies) provide a guaranteed stream of payments. Single premiums were received at the initiation of the funding agreements and were in the form of advances from the FHLB. Payments under the funding agreements extend through 2022. The reserves for the funding agreements totaled $554,764 and $364,140 at September 30, 2013 and 2012, respectively, and are included in “Contractholder funds” in the accompanying Consolidated Balance Sheets.

In accordance with the agreements, the investments supporting the funding agreement liabilities are pledged as collateral to secure the FHLB funding agreement liabilities. The collateral investments had a fair value of $604,899 and $390,563 at September 30, 2013 and September 30, 2012, respectively.

Benefits and Other Changes in Policy Reserves

Benefit expenses for deferred annuity, FIA and IUL policies include benefit claims incurred during the period in excess of contract account balances. Other changes in policy reserves also include the change in reserves for life insurance products. For traditional life and immediate annuities, policy benefit claims are charged to expense in the period that the claims are incurred.

Recent Accounting Pronouncements Not Yet Adopted

Offsetting Assets and Liabilities

In December 2011, the FASB issued amended disclosure requirements for offsetting financial assets and financial liabilities to allow investors to better compare financial statements prepared under US GAAP with financial statements prepared under International Financial Reporting Standards. The new standards are effective for the Company beginning in the first quarter of its fiscal year ending September 30, 2014. The Company is currently evaluating the impact of this new accounting guidance on the disclosures included in its consolidated financial statements.

(3) Significant Risks and Uncertainties

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results in future periods could differ from those estimates.

The Company’s significant estimates which are susceptible to change in the near term relate to (1) recognition of deferred tax assets and related valuation allowances (see Notes 13 and 18), (2) fair value of certain invested assets and derivatives including embedded derivatives (see Notes 4 and 5), (3) OTTI of available-for-sale investments (see Note 4), (4) amortization of intangibles (see Note 7), (5) estimates of reserves for loss contingencies, including litigation and regulatory reserves (see Note 13) and (6) reserves for future policy benefits and product guarantees.

The Company periodically, and at least annually, reviews the assumptions associated with reserves for policy benefits and products guarantees and amortization of intangibles. As part of the assumption review process that occurred in the September 2013, changes were made to the surrender rates, earned rates and future index credits to bring the assumptions in line with current and expected future experience. The change in assumptions resulted in a net increase in future expected margins and corresponding “unlocking” and amortization adjustments, increasing intangible assets and reducing the net intangible asset amortization by $33.1 million in Fiscal 2013. These assumptions are also used in the FIA embedded derivative reserve calculation and resulted in a decrease in benefits and other changes in policy reserves and a decrease in reserves of $45.3 million during Fiscal 2013, net of related intangible amortization.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Concentrations of Financial Instruments

As of September 30, 2013 and 2012, the Company’s most significant investment in one industry, excluding U.S. government securities, was its investment securities in the banking industry with a fair value of $1,892,103, or 11.7%, and $2,000,355, or 12.0%, respectively, of the invested assets portfolio. The Company’s holdings in this industry include investments in 80 different issuers with the top ten investments accounting for 41.8% of the total holdings in this industry. As of September 30, 2013 and September 30, 2012 the Company had investments in 6 and 13 issuers that exceeded 10% of stockholders equity with a fair value of $788,696 and $1,625,900, or 4.9% and 9.8% of the invested assets portfolio, respectively. Additionally, the Company’s largest concentration in any single issuer as of September 30, 2013 and September 30, 2012 had a fair value of $150,716 and $152,876 or 0.9% and 0.9% of the invested assets portfolio, respectively.

Concentrations of Financial and Capital Markets Risk

The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which can have an adverse effect on the Company’s results of operations, financial condition and liquidity. The Company expects to continue to face challenges and uncertainties that could adversely affect its results of operations and financial condition.

The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will decrease the net unrealized gain position of the Company’s investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the Company’s products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring the Company to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by the high level of surrender charge protection provided by the Company’s products.

Concentration of Reinsurance Risk

The Company has a significant concentration of reinsurance with Wilton Reassurance Company (“Wilton Re”) (see Note 14) and Front Street Re (Cayman) Ltd. (“FSRCI”), an affiliate (see Note 14) that could have a material impact on the Company’s financial position in the event that Wilton Re and FSRCI fail to perform their obligations under the various reinsurance treaties. As of September 30, 2013 the net amount recoverable from Wilton Re was $1,337,741 and the net amount recoverable from FSRCI is $1,364,965. The Company monitors both the financial condition of individual reinsurers and risk concentration arising from similar geographic regions, activities and economic characteristics of reinsurers to reduce the risk of default by such reinsurers.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(4) Investments

The Company’s debt and equity securities have been designated as available-for-sale and are carried at fair value with unrealized gains and losses included in AOCI, net of associated adjustments for VOBA, DAC and deferred income taxes. The Company’s consolidated investments at September 30, 2013 and September 30, 2012 are summarized as follows:

	September 30, 2013
		Gross	Gross
	Amortized	Unrealized	Unrealized		Carrying
	Cost	Gains	Losses	Fair Value	Value
Available-for-sale securities
Asset-backed securities	$1,745,241	$24,529	$(5,176)	$1,764,594	$1,764,594
Commercial mortgage-backed securities	431,265	24,660	(1,596)	454,329	454,329
Corporates	9,314,661	288,702	(185,054)	9,418,309	9,418,309
Equities	274,647	6,683	(10,255)	271,075	271,075
Hybrids	412,640	19,481	(3,304)	428,817	428,817
Municipals	998,832	49,013	(40,835)	1,007,010	1,007,010
Agency residential mortgage-backed securities	96,452	2,397	(252)	98,597	98,597
Non-agency residential mortgage-backed securities	1,304,007	77,410	(13,394)	1,368,023	1,368,023
U.S. Government	998,530	7,174	(3,857)	1,001,847	1,001,847

Total available-for-sale securities	15,576,275	500,049	(263,723)	15,812,601	15,812,601
Derivative investments	141,664	88,461	(8,367)	221,758	221,758
Other invested assets	188,180	—	—	188,180	188,180

Total investments	$15,906,119	$588,510	$(272,090)	$16,222,539	$16,222,539

	September 30, 2012
		Gross	Gross
	Amortized	Unrealized	Unrealized		Carrying
	Cost	Gains	Losses	Fair Value	Value
Available-for-sale securities
Asset-backed securities	$1,010,938	$18,553	$(1,609)	$1,027,882	$1,027,882
Commercial mortgage-backed securities	520,043	36,178	(2,407)	553,814	553,814
Corporates	10,211,804	807,175	(9,968)	11,009,011	11,009,011
Equities	237,499	11,860	(1,272)	248,087	248,087
Hybrids	519,009	18,836	(9,550)	528,295	528,295
Municipals	1,083,231	141,854	(1,090)	1,223,995	1,223,995
Agency residential mortgage-backed securities	149,455	5,769	(334)	154,890	154,890
Non-agency residential mortgage-backed securities	629,122	35,799	(4,262)	660,659	660,659
U.S. Government	917,452	12,915	—	930,367	930,367

Total available-for-sale securities	15,278,553	1,088,939	(30,492)	16,337,000	16,337,000
Derivative investments	142,123	66,973	(8,429)	200,667	200,667
Other invested assets	18,814	—	—	18,814	18,814

Total investments	$15,439,490	$1,155,912	$(38,921)	$16,556,481	$16,556,481

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Included in AOCI were cumulative unrealized gains of $851 and unrealized losses of $1,880 related to the non-credit portion of OTTI on non-agency residential mortgage-backed securities (“RMBS”) at September 30, 2013 and September 30, 2012. The non-agency RMBS unrealized losses and gains represent the difference between book value and fair value on securities that were previously impaired. There have been no impairments or write downs on any of the 2013 purchased non-agency RMBS securities.

Securities held on deposit with various state regulatory authorities had a fair value of $19,350 and $20,692 at September 30, 2013 and September 30, 2012, respectively.

The amortized cost and fair value of fixed maturity available-for-sale securities by contractual maturities, as applicable, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.

	September 30, 2013
	Amortized	Fair
	Cost	Value
Corporate, Non-structured Hybrids, Municipal and U.S. Government securities:
Due in one year or less	$978,494	$982,395
Due after one year through five years	2,739,091	2,805,778
Due after five years through ten years	2,972,452	3,000,940
Due after ten years	5,007,510	5,037,497

Subtotal	11,697,547	11,826,610
Other securities which provide for periodic payments:
Asset-backed securities	1,745,241	1,764,594
Commercial mortgage-backed securities	431,265	454,329
Structured hybrids	27,116	29,373
Agency residential mortgage-backed securities	96,452	98,597
Non-agency residential mortgage-backed securities	1,304,007	1,368,023

Total fixed maturity available-for-sale securities	$15,301,628	$15,541,526

The Company’s available-for-sale securities with unrealized losses are reviewed for potential OTTI. In evaluating whether a decline in value is other-than-temporary, the Company considers several factors including, but not limited to the following: (1) the extent and the duration of the decline; (2) the reasons for the decline in value (credit event, currency or interest-rate related, including general credit spread widening); and (3) the financial condition of and near-term prospects of the issuer. The Company also considers the ability and intent to hold the investment for a period of time to allow for a recovery of value.

The Company analyzes its ability to recover the amortized cost by comparing the net present value of cash flows expected to be collected with the amortized cost of the security. For mortgage-backed and asset-backed securities, cash flow estimates consider the payment terms of the underlying assets backing a particular security, including interest rate and prepayment assumptions, based on data from widely accepted third-party data sources or internal estimates. In addition to interest rate and prepayment assumptions, cash flow estimates also include other assumptions regarding the underlying collateral including default rates and recoveries, which vary based on the asset type and geographic location, as well as the vintage year of the security. For structured securities, the payment priority within the tranche structure is also considered. For all other debt securities, cash flow estimates are driven by assumptions regarding probability of default and estimates regarding timing and amount of recoveries associated with a default. If the net present value is less than the amortized cost of the investment, an other-than-temporary impairment is recognized. The Company has concluded that the fair values of the securities presented in the table below were not other-than-temporarily impaired as of September 30, 2013.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The fair value and gross unrealized losses of available-for-sale securities, aggregated by investment category, were as follows:

	September 30, 2013
	Less than 12 months		12 months or longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Available-for-sale securities
Asset-backed securities	$329,319	$(4,496)	$81,483	$(680)	$410,802	$(5,176)
Commercial-mortgage-backed securities	26,575	(525)	4,860	(1,071)	31,435	(1,596)
Corporates	3,457,206	(174,989)	185,956	(10,065)	3,643,162	(185,054)
Equities	118,609	(9,120)	32,240	(1,135)	150,849	(10,255)
Hybrids	52,027	(3,304)	—	—	52,027	(3,304)
Municipals	333,278	(27,359)	144,365	(13,476)	477,643	(40,835)
Agency residential mortgage-backed securities	9,791	(117)	1,148	(135)	10,939	(252)
Non-agency residential mortgage-backed securities	325,170	(12,224)	69,910	(1,170)	395,080	(13,394)
U.S. Government	753,899	(3,857)	—	—	753,899	(3,857)

Total available-for-sale securities	$5,405,874	$(235,991)	$519,962	$(27,732)	$5,925,836	$(263,723)

Total number of available-for-sale securities in an unrealized loss position less than twelve months						588

Total number of available-for-sale securities in an unrealized loss position twelve months or longer						78

Total number of available-for-sale securities in an unrealized loss position						666

	September 30, 2012
	Less than 12 months		12 months or longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Available-for-sale securities
Asset-backed securities	$169,794	$(1,042)	$7,533	$(567)	$177,327	$(1,609)
Commercial-mortgage-backed securities	813	(853)	10,716	(1,554)	11,529	(2,407)
Corporates	411,310	(8,124)	45,482	(1,844)	456,792	(9,968)
Equities	—	—	44,513	(1,272)	44,513	(1,272)
Hybrids	13,407	(339)	107,707	(9,211)	121,114	(9,550)
Municipals	71,160	(1,090)	—	—	71,160	(1,090)
Agency residential mortgage-backed securities	1,754	(199)	6,110	(135)	7,864	(334)
Non-agency residential mortgage-backed securities	12,853	(289)	101,777	(3,973)	114,630	(4,262)

Total available-for-sale securities	$681,091	$(11,936)	$323,838	$(18,556)	$1,004,929	$(30,492)

Total number of available-for-sale securities in an unrealized loss position less than twelve months						100

Total number of available-for-sale securities in an unrealized loss position twelve months or longer						56

Total number of available-for-sale securities in an unrealized loss position						156

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

At September 30, 2013 and September 30, 2012, securities in an unrealized loss position were primarily concentrated in investment grade corporate debt instruments and municipals. Total unrealized losses were $263,723 and $30,492 at September 30, 2013 and September 30, 2012, respectively. The increase in the unrealized loss position is largely due to the increase in Treasury yields in the current fiscal year. 10 year US Treasury yields increased from 1.63% at September 30, 2012 to 2.64% at September 30, 2013. As a result, corporate debt holdings generally declined in value during this period. Management believes the increase in Treasury yields during the fiscal year is attributable to concerns about the cessation of liquidity measures being provided by the Federal Reserve.

At September 30, 2013 and September 30, 2012, securities with a fair value of $60,931 and $1,192, respectively, were depressed greater than 20% of amortized cost (excluding United States Government and United States Government sponsored agency securities), which represented less than 1% of the carrying values of all investments.

The following table provides a reconciliation of the beginning and ending balances of the credit loss portion of OTTI on fixed maturity securities held by the Company for the year ended September 30, 2013 and September 30, 2012, for which a portion of the OTTI was recognized in AOCI:

	Year Ended
	September 30,	September 30,
	2013	2012
Beginning Balance	$2,681	667
Increases attributable to credit losses on securities:
Other-than-temporary impairment was previously recognized	—	112
Other-than-temporary impairment was not previously recognized	—	1,902

Ending Balance	$2,681	2,681

For the year ended September 30, 2013, the Company recognized impairment losses in operations totaling $2,940, including credit impairments of $757 and change-of-intent impairments of $2,183 and had an amortized cost of $9,623 and a fair value of $6,683 at the time of impairment.

For the year ended September 30, 2012, the Company recognized impairment losses in operations totaling $22,807, including credit impairments of $5,712 and change-of-intent impairments of $17,095 as well as non-credit losses in other comprehensive income totaling $1,529, for investments which experienced OTTI and had an amortized cost of $162,349 and a fair value of $138,013 at September 30, 2012.

For the period April 6, 2011 through September 30, 2011, the Company recognized impairment losses in operations totaling $17,966, including credit impairments of $5,059 and change-of-intent impairments of $12,907 as well as non-credit gains totaling $500 in other comprehensive income, for investments which experienced other-than-temporary impairments and had an amortized cost of $103,312 and a fair value of $85,846 at the time of impairment.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Details underlying write-downs taken as a result of OTTI that were recognized in net income and included in net realized gains on securities were as follows:

	Year Ended		April 6, 2011 to
	September 30, 2013	September 30, 2012	September 30, 2011
OTTI recognized in net income
Commercial mortgage-backed securities	$—	$—	$20
Corporates	1,193	4,116	1,462
Equities	—	—	11,007
Hybrids	—	9,688	—
Non-agency residential mortgage-backed securities	1,246	7,531	5,059
Other assets	501	1,472	418

Total OTTI	$2,940	$22,807	$17,966

The portion of OTTI recognized in AOCI is disclosed in the Statement of Comprehensive Income.

Net Investment Income

The major sources of “Net investment income” in the accompanying Consolidated Statements of Operations were as follows:

	Year Ended		April 6, 2011 to
	September 30, 2013	September 30, 2012	September 30, 2011
Fixed maturity available-for-sale securities	$653,586	$705,132	$364,771
Equity available-for-sale securities	14,252	13,966	10,190
Related party loans	7,999	2,040	—
Policy loans	794	707	1,511
Invested cash and short-term investments	1,356	4,881	129
Other investments	8,408	1,179	326

Gross investment income	686,395	727,905	376,927
Investment expense	(13,447)	(11,729)	(7,087)

Net investment income	$672,948	$716,176	$369,840

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Net Investment Gains (Losses)

Details underlying “Net investment gains (losses)” reported in the accompanying Consolidated Statements of Operations were as follows:

	Year Ended
	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Net realized gains on fixed maturity available-for-sale securities	$274,363	$264,408	$16,912
Realized gains (losses) on equity securities	3,344	924	(10,977)

Net realized gains on securities	277,707	265,332	5,935

Realized gains (losses) on certain derivative instruments	135,737	(10,280)	(44,776)
Unrealized gains (losses) on certain derivative instruments	13,212	156,332	(125,976)
Change in fair value of reinsurance related embedded derivative	118,025	—	—

Realized gains (losses) on derivatives and reinsurance related embedded derivative	266,974	146,052	(170,752)

Realized (losses) on other invested assets	(105)	(1,384)	(2,074)

Net investment gains (losses)	$544,576	$410,000	$(166,891)

For the year ended September 30, 2013, principal repayments, calls, tenders, and proceeds from the sale of fixed maturity available-for-sale securities totaled $8,920,083, gross gains on such sales totaled $352,618 and gross losses totaled $77,172, respectively.

For year ended September 30, 2012, principal repayments, calls, tenders, and proceeds from the sale of fixed maturity available-for-sale securities, including assets transferred to Wilton Re as discussed in Note 14, Reinsurance, totaled $4,602,958 gross gains on such sales totaled $295,923 and gross losses totaled $13,482, respectively.

For the period of April 6, 2011 to September 30, 2011, proceeds from the sale of fixed maturity available-for-sale securities, totaled $1,803,964, gross gains on such sales totaled $41,989 and gross losses totaled $17,109, respectively.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(5) Derivative Financial Instruments

The carrying amounts (which equal fair value) of derivative instruments, including derivative instruments embedded in FIA contracts, is as follows:

	September 30,	September 30,
	2013	2012
Assets:
Derivative investments:
Call options	$221,758	$200,667
Other Assets:
Reinsurance related embedded derivative	118,025	—

	$339,783	$200,667

Liabilities:
Contractholder funds:
FIA embedded derivative	$1,544,447	$1,550,805
Funds withheld for reinsurance liabilities:
Options payable to FSRCI	22,833
Other liabilities:
Futures contracts	1,028	928

	$1,568,308	$1,551,733

The change in fair value of derivative instruments included in the accompanying Consolidated Statements of Operations is as follows:

	Year Ended
	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Revenues:
Net investment gains:
Call options	$131,484	$100,030	$(142,665)
Futures contracts	17,465	46,022	(28,087)
Reinsurance related embedded derivative	118,025	—	—

	266,974	146,052	(170,752)
Net investment income:
Available-for-sale embedded derivatives	—	400	19

	266,974	146,452	(170,733)

Benefits and other changes in policy reserves:
FIA embedded derivatives	$(6,358)	$154,465	$(69,968)

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Additional Disclosures

FIA Contracts

The Company has FIA Contracts that permit the holder to elect an interest rate return or an equity index linked component, where interest credited to the contracts is linked to the performance of various equity indices, primarily the Standard and Poor’s (“S&P”) 500 Index. This feature represents an embedded derivative under US GAAP. The FIA embedded derivative is valued at fair value and included in the liability for contractholder funds in the accompanying Consolidated Balance Sheets with changes in fair value included as a component of “Benefits and other changes in policy reserves” in the Consolidated Statements of Operations.

The Company purchases derivatives consisting of a combination of call options and futures contracts on the applicable market indices to fund the index credits due to FIA contractholders. The call options are one, two and three year options purchased to match the funding requirements of the underlying policies. On the respective anniversary dates of the index policies, the index used to compute the interest credit is reset and the Company purchases new one, two or three year call options to fund the next index credit. The Company manages the cost of these purchases through the terms of its FIA contracts, which permit the Company to change caps, spreads or participation rates, subject to guaranteed minimums, on each contract’s anniversary date. The change in the fair value of the call options and futures contracts is generally designed to offset the portion of the change in the fair value of the FIA embedded derivative related to index performance. The call options and futures contracts are marked to fair value with the change in fair value included as a component of “Net investment gains.” The change in fair value of the call options and futures contracts includes the gains and losses recognized at the expiration of the instrument term or upon early termination and the changes in fair value of open positions.

Other market exposures are hedged periodically depending on market conditions and the Company’s risk tolerance. The Company’s FIA hedging strategy economically hedges the equity returns and exposes the Company to the risk that unhedged market exposures result in divergence between changes in the fair value of the liabilities and the hedging assets. The Company uses a variety of techniques, including direct estimation of market sensitivities and value-at-risk to monitor this risk daily. The Company intends to continue to adjust the hedging strategy as market conditions and the Company’s risk tolerance change.

Reinsurance Related Embedded Derivatives

Effective December 31, 2012, FGL Insurance entered into a modified coinsurance arrangement with FSRCI, meaning that funds were withheld by FGL Insurance. This arrangement creates an obligation for the FGL Insurance to pay FSRCI at a later date, which resulted in an embedded derivative. This embedded derivative is considered a total return swap with contractual returns that are attributable to assets and liabilities associated with this reinsurance arrangement. The fair value of the total return swap is based on the change in fair value of the underlying assets held in the funds withheld portfolio. Investment results for the assets that support the coinsurance with funds withheld reinsurance arrangement, including gains and losses from sales, are passed directly to the reinsurer pursuant to contractual terms of the reinsurance arrangement. The reinsurance related embedded derivative is reported in “Other assets” on the Consolidated Balance Sheets and the related gains or losses are reported in “Net investment gains (losses)” on the Consolidated Statements of Operations.

Credit Risk

The Company is exposed to credit loss in the event of nonperformance by its counterparties on the call options and reflects assumptions regarding this nonperformance risk in the fair value of the call options. The nonperformance risk is the net counterparty exposure based on the fair value of the open contracts less collateral held. The Company maintains a policy of requiring all derivative contracts to be governed by an International Swaps and Derivatives Association (“ISDA”) Master Agreement.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Information regarding the Company’s exposure to credit loss on the call options it holds is presented in the following table:

	Credit Rating	September 30, 2013
Counterparty	(Moody’s/ S&P)	Notional Amount	Fair Value	Collateral	Net Credit Risk
Merrill Lynch	NA/A	$2,037,781	$70,695	$—	$70,695
Deutsche Bank	A2/A	1,620,404	51,667	23,000	28,667
Morgan Stanley	Baa1/A	2,264,136	75,729	49,000	26,729
Royal Bank of Scotland	A3/A	364,300	20,313	—	20,313
Barclay’s Bank	A2/A	120,789	3,354	—	3,354
Credit Suisse	A2/A-	—	—	—	—

		$6,407,410	$221,758	$72,000	$149,758

	Credit Rating	September 30, 2012
Counterparty	(Moody’s/ S&P)	Notional Amount	Fair Value	Collateral	Net Credit Risk
Merrill Lynch	NA/A	$1,884,047	$64,101	$—	$64,101
Deutsche Bank	A2/A	1,816,532	61,704	—	61,704
Morgan Stanley	Baa1/A	1,634,686	51,630	—	51,630
Royal Bank of Scotland	A3/A	353,875	19,595	—	19,595
Barclay’s Bank	A2/A	131,255	3,081	—	3,081
Credit Suisse	A2/A-	10,000	556	—	556

		$5,830,395	$200,667	$—	$200,667

Collateral Agreements

The Company is required to maintain minimum ratings as a matter of routine practice under its ISDA agreements. Under some ISDA agreements, the Company has agreed to maintain certain financial strength ratings. A downgrade below these levels provides the counterparty under the agreement the right to terminate the open derivative contracts between the parties, at which time any amounts payable by the Company or the counterparty would be dependent on the market value of the underlying derivative contracts. The Company’s current rating allows multiple counterparties the right to terminate ISDA agreements. No ISDA agreements have been terminated, although the counterparties have reserved the right to terminate the ISDA agreements at any time. In certain transactions, the Company and the counterparty have entered into a collateral support agreement requiring either party to post collateral when the net exposures exceed pre-determined thresholds. These thresholds vary by counterparty and credit rating. As of September 30, 2013 counterparties posted $72,000 of collateral. As of September 30, 2012, no collateral was posted by the Company’s counterparties as they did not meet the net exposure thresholds. Accordingly, the maximum amount of loss due to credit risk that the Company would incur if parties to the call options failed completely to perform according to the terms of the contracts was $149,758 and $200,667 at September 30, 2013 and September 30, 2012, respectively.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company held 1,693 and 2,835 futures contracts at September 30, 2013 and September 30, 2012, respectively. The fair value of futures contracts represents the cumulative unsettled variation margin (open trade equity net of cash settlements). The Company provides cash collateral to the counterparties for the initial and variation margin on the futures contracts which is included in “Cash and cash equivalents” in the accompanying Consolidated Balance Sheets. The amount of collateral held by the counterparties for such contracts was $5,861 and $9,820 at September 30, 2013 and September 30, 2012, respectively.

(6) Fair Value of Financial Instruments

The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). The Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

Level 1 - Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 - Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 - Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.

The carrying amounts and estimated fair values of the Company’s consolidated financial instruments for which the disclosure of fair values is required, including financial assets and liabilities measured and carried at fair value on a recurring basis, with the exception of investment contracts, related party loans, portions of other invested assets, and debt are summarized according to the hierarchy previously described, as follows:

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	September 30, 2013
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets
Cash and cash equivalents	$1,204,334	$—	$—	$1,204,334	$1,204,334
Fixed maturity securities available-for-sale:
Asset-backed securities	—	1,518,066	246,528	1,764,594	1,764,594
Commercial mortgage-backed securities	—	448,694	5,635	454,329	454,329
Corporates	—	8,957,196	461,113	9,418,309	9,418,309
Hybrids	—	428,817	—	428,817	428,817
Municipals	—	1,007,010	—	1,007,010	1,007,010
Agency residential mortgage-backed securities	—	98,597	—	98,597	98,597
Non-agency residential mortgage-backed securities	—	1,368,023	—	1,368,023	1,368,023
U.S. Government	790,926	210,921	—	1,001,847	1,001,847
Equity securities available-for-sale	—	271,075	—	271,075	271,075
Derivative financial instruments	—	221,758	—	221,758	221,758
Reinsurance related embedded derivative	—	118,025	—	118,025	118,025
Related party loans	—	—	119,044	119,044	119,044
Other invested assets	—	—	188,180	188,180	188,180

Total financial assets at fair value	$1,995,260	$14,648,182	$1,020,500	$17,663,942	$17,663,942

Liabilities
Derivatives:
FIA embedded derivatives, included in contractor funds	$—	$—	$1,544,447	$1,544,447	$1,544,447
Derivative instruments - futures contracts	—	1,028	—	1,028	1,028
Investment contracts, included in contractholder funds	—	—	12,378,645	12,378,645	13,703,769
Call options payable to FSRCI, included in funds withheld for reinsurance liabilities	—	22,833	—	22,833	22,833
Debt	—	300,000	—	300,000	300,000

Total financial liabilities	$—	$323,861	$13,923,092	$14,246,953	$15,572,077

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	September 30, 2012
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets
Cash and cash equivalents	$1,047,124	$2,250	$—	$1,049,374	$1,049,374
Fixed maturity securities, available-for-sale:
Asset-backed securities	—	1,012,027	15,855	1,027,882	1,027,882
Commercial mortgage-backed securities	—	548,791	5,023	553,814	553,814
Corporates	—	10,873,715	135,296	11,009,011	11,009,011
Hybrids	—	519,422	8,873	528,295	528,295
Municipals	—	1,223,995	—	1,223,995	1,223,995
Agency residential mortgage-backed securities	—	154,890	—	154,890	154,890
Non-agency residential mortgage-backed securities	—	660,659	—	660,659	660,659
U.S. Government	930,367	—	—	930,367	930,367
Equity securities	—	248,087	—	248,087	248,087
Derivative financial instruments	—	200,667	—	200,667	200,667
Other invested assets	—	—	18,814	18,814	18,814
Related party loans	—	—	150,069	150,069	150,069

Total financial assets	$1,977,491	$15,444,503	$333,930	$17,755,924	$17,755,924

Liabilities
Derivatives:
FIA embedded derivatives, included in contractholder funds	$—	$—	$1,550,805	$1,550,805	$1,550,805
Futures contracts	—	928	—	928	928
Investment contracts, included in contractholder funds	—	—	12,271,882	12,271,882	13,739,670
Note payable to affiliate	—	—	224,363	224,363	224,363

Total financial liabilities	$—	$928	$14,047,050	$14,047,050	$15,515,766

The carrying amounts of accrued investment income and portions of other liabilities approximate fair value due to their short duration and, accordingly, they are not presented in the table above.

Valuation Methodologies

Fixed Maturity Securities & Equity Securities

The Company measures the fair value of its securities based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company will then consistently apply the valuation methodology to

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators and industry and economic events are monitored and further market data will be acquired when certain thresholds are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. Management believes the broker quotes are prices at which trades could be executed based on historical trades executed at broker-quoted or slightly higher prices.

The Company did not adjust prices received from third parties as of September 30, 2013 and September 30, 2012. However, the Company does analyze the third party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy.

Derivative Financial Instruments

The fair value of derivative assets and liabilities is based upon valuation pricing models, which represents what the Company would expect to receive or pay at the balance sheet date if it canceled the options, entered into offsetting positions, or exercised the options. The fair value of futures contracts represent the cumulative unsettled variation margin (open trade equity net of cash settlements). Fair values for these instruments are determined externally by an independent actuarial firm using market observable inputs, including interest rates, yield curve volatilities, and other factors. Credit risk related to the counterparty is considered when estimating the fair values of these derivatives. The fair values of the embedded derivatives in the Company’s FIA products are derived using market indices, pricing assumptions and historical data. The fair value of the reinsurance related embedded derivative in the funds withheld reinsurance agreement with FSRCI is estimated based upon the change in the fair value of the assets supporting the funds withheld from reinsurance liabilities. As the fair value of the assets are based on a quoted market price (Level 2), the fair value of the embedded derivative is based on market observable inputs and is classified as Level 2.

Investment contracts include deferred annuities, FIAs, IULs and immediate annuities. The fair values of deferred annuities, FIA, and IUL contracts are based on their cash surrender value (i.e. the cost the Company would incur to extinguish the liability) as these contracts are generally issued without an annuitization date. The fair value of immediate annuities contracts is derived by calculating a new fair value interest rate using the updated yield curve and treasury spreads as of the respective reporting date. At September 30, 2013 and September 30, 2012, this resulted in lower fair value reserves relative to the carrying value. The Company is not required to and has not estimated the fair value of the liabilities under contracts that involve significant mortality or morbidity risks, as these liabilities fall within the definition of insurance contracts that are exceptions from financial instruments that require disclosures of fair value.

Other Invested Assets

Fair value of the loan participation interest securities has been assessed to be equal to the unpaid principal balance of the participation interest as of September 30, 2013. In making this assessment the Company considered the sufficiency of the underlying loan collateral, movements in the benchmark interest rate between origination date and September 30, 2013 and the primary market participant for these securities.

None of the other financial instruments included in other investments are measured at fair value on a recurring basis. Financial instruments included in other investments are primarily policy loans. We have not attempted to determine the fair values associated with our policy loans, as we believe any differences between carrying value and the fair values afforded these instruments are immaterial to our consolidated financial position and, accordingly, the cost to provide such disclosure does not justify the benefit to be derived.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Related Party Loans & Related Party Investments

The related party loans (discussed in Note 15) carrying value at par approximates fair value as this is the exit price for the obligation of these loans.

Quantitative information regarding significant unobservable inputs used for recurring Level 3 fair value measurements of financial instruments carried at fair value at September 30, 2013 and September 30, 2012 is as follows:

	Fair Value at September 30, 2013	Valuation Technique	Unobservable Input(s)	Range (Weighted average)
Assets
Asset-backed securities	246,528	Broker-quoted	Offered quotes	100.00% - 107.25% (100.91%)
Corporates	404,508	Broker-quoted	Offered quotes	0.00% - 113.00% (90.45%)
Corporates	56,605	Market Pricing	Quoted prices	90.06% - 130.92% (97.19%)
Commercial mortgage-backed securities	5,635	Broker-quoted	Offered quotes	95.50%
Other Invested Assets	157,000	Market Pricing	Offered quotes	100.00%

Total	$870,276

Liabilities
Derivatives:
FIA embedded derivatives included in contractholder funds	$1,544,447	Discounted cash flow	Market value of option	0% - 38.24% (3.82%)
			SWAP rates	1.54% - 2.77% (2.16%)
			Mortality multiplier	80%
			Surrender rates	0.50% - 75% (7%)
			Non-performance spread	0.25% - 0.25% (0.25%)

Total liabilities at fair value	$1,544,447

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	Fair Value at September 30, 2012	Valuation Technique	Unobservable Input(s)	Range (Weighted average)
Assets
Asset-backed securities	15,855	Broker-quoted	Offered quotes	100% - 109.73% (103.09%)
Corporates	103,319	Broker-quoted	Offered quotes	0% - 140.61% (68.47%)
Corporates	31,977	Market pricing	Quoted prices	87.50% - 158.11% (97.89%)
Hybrids	8,873	Broker-quoted	Offered quotes	0% - 103% (25.35%)
Commercial mortgage-backed securities	5,023	Broker-quoted	Offered quotes	100.69%

Total	$165,047

Liabilities
Derivatives:
FIA embedded derivatives included in contractholder funds	$1,550,805	Discounted cash flow	Market value of option	0% - 31.05% (3.55%)
			SWAP rates	0.76% - 1.7% (1.22%)
			Mortality multiplier	70%
			Surrender rates	2% -50% (7%)
			Non-performance spread	0.25% - 0.25% (0.25%)

Total liabilities at fair value	$1,550,805

The significant unobservable inputs used in the fair value measurement of FIA embedded derivatives included in contractholder funds are market value of option, interest swap rates, mortality multiplier, surrender rates, and non-performance spread. The mortality multiplier at September 30, 2013 and 2012, is based on the 2000 and 1983 annuity tables, respectively and assumes the contractholder population is 50% female and 50% male. Significant increases (decreases) in the market value of option in isolation would result in a higher (lower) fair value measurement. Significant increases (decreases) in interest swap rates, mortality multiplier, surrender rates, or non-performance spread in isolation would result in a lower (higher) fair value measurement. Generally, a change in any one unobservable input would not result in a change in any other unobservable input.

Changes in unrealized losses (gains), net in the Company’s FIA embedded derivatives are included in “Benefits and other changes in policy reserves” in the Consolidated Statement of Operations.

The following tables summarize changes to the Company’s financial instruments carried at fair value and financial instruments carried at amortized cost (note payable to affiliate, related party loan and subordinated debt) and classified within Level 3 of the fair value hierarchy for the years ended September 30, 2013 and September 30, 2012. This summary excludes any impact of amortization of VOBA and DAC. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	Year Ended September 30, 2013
		Total Gains (Losses)
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Net Purchases, Sales, & Settlements	Net Transfer In (Out) of Level 3 (a)	Balance at End of Period
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$15,855	$—	$1,666	$239,507	$(10,500)	$246,528
Commercial mortgage-backed securities	5,023	—	(330)	942	—	5,635
Corporates	135,296	(345)	(13,360)	373,309	(33,787)	461,113
Hybrids	8,873	—	(175)	—	(8,698)	—
Equity securities available-for-sale	—	199	(1)	(198)	—	—
Other invested assets	—	—	—	157,000	—	157,000
Related party loans	150,069	—	—	(31,025)		119,044

Total assets at Level 3 fair value	$315,116	$(146)	$(12,200)	$739,535	$(52,985)	$989,320

Liabilities
FIA embedded derivatives	1,550,805	(6,358)	—	—	—	1,544,447
Note payable to affiliate	224,363	—	—	(224,363)	—	—

Total liabilities at Level 3 fair value	$1,775,168	$(6,358)	$—	$(224,363)	$—	$1,544,447

(a)	The net transfers in and out of Level 3 during the fiscal year ended September 30, 2013 were exclusively to or from Level 2.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	Year Ended September 30, 2012
		Total Gains (Losses)
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Net Purchases, Sales, & Settlements	Net transfer In (Out) of Level 3 (a)	Balance at End of Period
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$374,518	$—	$7,355	$371,896	$(737,914)	$15,855
Commercial mortgage-backed securities	—	—	24	4,999	—	5,023
Corporates	159,684	28	(3,662)	(39,686)	18,932	135,296
Hybrids	5,205	—	(44)	—	3,712	8,873
Municipals	—	(2)	72	10,177	(10,247)	—
Agency residential mortgage-backed securities	3,312	—	18	—	(3,330)	—
Non-agency residential mortgage-backed securities	3,759	(126)	4	(777)	(2,860)	—
Related party loans	—	—	—	150,069	—	150,069

Total assets at Level 3 fair value	$546,478	$(100)	$3,767	$496,678	$(731,707)	$315,116

Liabilities
Fixed indexed annuities	1,396,340	154,465	—	—	—	1,550,805
AFS embedded derivatives	400	(400)	—	—	—	—
Subordinated debt	95,000	—	—	(95,000)	—	—
Note payable to affiliate	241,132	—	—	(16,769)	—	224,363

Total liabilities at Level 3 fair value	$1,732,872	$154,065	$—	$(111,769)	$—	$1,775,168

(a)	The net transfers in and out of Level 3 during the fiscal year ended September 30, 2012 were exclusively to or from Level 2

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	April 6, 2011 to September 30, 2011
		Total Gains (Losses)
	Balance at Beginning of Period	Included in Earnings	Included in AOCI	Net Purchases, Sales, & Settlements	Net transfer In (Out) of Level 3 (a)	Balance at End of Period
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$399,967	$—	$863	$(11,709)	$(14,603)	$374,518
Corporates	197,573	1,993	5,408	(45,229)	(61)	159,684
Hybrids	8,305	—	(61)	—	(3,039)	5,205
Agency residential mortgage-backed securities	3,271	—	41	—	—	3,312
Non-agency residential mortgage-backed securities	18,519	2,364	379	(17,503)	—	3,759

Total assets at Level 3 fair value	$627,635	$4,357	$6,630	$(74,441)	$(17,703)	$546,478

Liabilities
Fixed indexed annuities	1,466,308	(69,968)	—	—	—	1,396,340
AFS embedded derivatives	419	(19)	—	—	—	400
Subordinated debt	95,000	—	—	—	—	95,000
Note payable to affiliate	248,505	—	—	(7,373)	—	241,132

Total liabilities at Level 3 fair value	$1,810,232	$(69,987)	$—	$(7,373)	$—	$1,732,872

(a)	The net transfers in and out of Level 3 during the period April 5, 2011 to September 30, 2011 were exclusively to or from Level 2

The Company reviews the fair value hierarchy classifications each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3, or between other levels, at the beginning fair value for the reporting period in which the changes occur. We transferred $79,324 U.S. Government securities from Level 1 into Level 2 for the fiscal year ended September 30, 2013 reflecting the level of market activity in these instruments. There were no transfers between Level 1 and Level 2 for the fiscal year ended September 30, 2012, and the period of April 6, 2011 to September 30, 2011.

Primary market issuance and secondary market activity for certain asset-backed, hybrid and corporate securities during the fiscal years ended September 30, 2013 and 2012 increased the market observable inputs used to establish fair values for similar securities. These factors, along with more consistent pricing from third-party sources, resulted in the Company concluding that there is sufficient trading activity in similar instruments to support classifying these securities as Level 2 as of September 30, 2013. Accordingly, the Company’s assessment resulted in a net transfer out of Level 3 of $52,985 related to asset-backed, corporate and hybrid securities during the fiscal year ended September 30, 2013. The Company’s assessment resulted in a net transfer out of Level 3 of $731,707 related to asset-backed securities, corporates, hybrids, municipals and residential mortgage-backed securities during the year ended September 30, 2012, and a net transfer out of $17,703 related to asset-backed securities, corporates and hybrids during the period of April 6, 2011 to September 30, 2011.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The following tables present the gross components of purchases, sales, and settlements, net, of Level 3 financial instruments for the fiscal year ended September 30, 2013, September 30, 2012, and the period of April 6, 2011 to September 30, 2011.

	Year Ended September 30, 2013
	Purchases	Sales	Settlements	Net purchases, sales, issuances, & settlements
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$247,082	$(7,500)	$(75)	$239,507
Commercial mortgage-backed securities	1,026	—	(84)	942
Corporates	409,548	(9,561)	(26,678)	373,309
Equity securities available-for-sale	10,455	(10,653)	—	(198)
Other invested assets	157,000	—	—	157,000
Related party loans	—	(31,025)	—	(31,025)

Total assets at fair value	$825,111	$(58,739)	$(26,837)	$739,535

Liabilities
Note payable to affiliate	—	—	(224,363)	(224,363)

Total liabilities at fair value	$—	$—	$(224,363)	$(224,363)

	Year Ended September 30, 2012
	Purchases	Sales	Settlements	Net purchases, sales, issuances, & settlements
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$410,707	$—	$(38,811)	$371,896
Commercial mortgage-backed securities	4,999	—	—	4,999
Corporates	1,326	(26,788)	(14,224)	(39,686)
Municipals	10,197	—	(20)	10,177
Non-agency residential mortgage-backed securities	—	(475)	(302)	(777)
Related party loans	150,069	—	—	150,069

Total assets at fair value	$577,298	$(27,263)	$(53,357)	$496,678

Liabilities
Subordinated debt	—	—	(95,000)	(95,000)
Note payable to affiliate	—	—	(16,769)	(16,769)

Total liabilities at fair value	$—	$—	$(111,769)	$(111,769)

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

	April 6, 2011 to September 30, 2011
	Purchases	Sales	Settlements	Net purchases, sales, issuances, & settlements
Assets
Fixed maturity securities available-for-sale:
Asset-backed securities	$2,007	$—	$(13,716)	$(11,709)
Corporates	10,365	(48,898)	(6,696)	(45,229)
Non-agency residential mortgage-backed securities	—	(15,729)	(1,774)	(17,503)

Total assets at fair value	$12,372	$(64,627)	$(22,186)	$(74,441)

Liabilities
Note payable to affiliate	—	—	(7,373)	(7,373)

Total liabilities at fair value	$—	$—	$(7,373)	$(7,373)

The note payable settlement balance for the year ended September, 2012 includes payments of $40,000 on the note payable to affiliate, net of interest expense of $23,231. The period from April 6, 2011 through September 30, 2011 includes payments of $20,000 on the note payable to affiliate, net of interest expense of $12,627.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(7) Intangible Assets

Information regarding VOBA and DAC, DSI, is as follows:

	VOBA	DAC	Total
Balance at April 6, 2011	$577,163	$—	$577,163
Deferrals	—	41,152	41,152
Less: Components of amortization:
Unlocking	(2,320)	97	(2,223)
Interest	14,040	—	14,040
Other amortization	294	(996)	(702)
Add: Adjustment for unrealized investment gains/losses, net	(170,117)	(2,146)	(172,263)

Balance at September 30, 2011	$419,060	$38,107	$457,167

Deferrals	—	194,900	194,900
Less: Components of amortization:
Other amortization	(171,833)	(20,239)	(192,072)
Interest	28,883	1,942	30,825
Unlocking	(2,487)	3,078	591
Add: Adjustment for unrealized investment gains/losses, net	(169,303)	(48,565)	(217,868)

Balance at Balance at September 30, 2012	$104,320	$169,223	$273,543
Deferrals	—	147,402	147,402
Less: Amortization related to:
Unlocking	35,826	7,357	43,183
Interest	21,781	9,457	31,238
Other amortization	(227,710)	(71,704)	(299,414)
Add: Adjustment for unrealized investment gains/losses	257,978	69,315	327,293

Balance at September 30, 2013	$192,195	$331,050	$523,245

Amortization of VOBA and DAC is based on the amount of gross margins or profits recognized, including investment gains and losses. The adjustment for unrealized net investment gains represents the amount of VOBA and DAC that would have been amortized if such unrealized gains and losses had been recognized. This is referred to as the “shadow adjustments” as the additional amortization is reflected in AOCI rather than the statements of operations. As of September 30, 2013 and September 30, 2012, the VOBA balance included cumulative adjustments for net unrealized investment gains/losses of $81,442 and $339,420, respectively, and the DAC balances included cumulative adjustments for net unrealized investment gains/losses of $18,604 and $50,711, respectively.

The above DAC balances include $26,159 and $9,068 of DSI, net of shadow adjustments, as of September 30, 2013 and September 30, 2012, respectively.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The weighted average amortization period for VOBA and DAC are approximately 4.2 and 6.6 years, respectively. Estimated amortization expense for VOBA and DAC in future fiscal years is as follows:

	Estimated Amortization Expense
Fiscal Year	VOBA	DAC
2014	45,493	29,485
2015	43,653	32,081
2016	37,940	31,213
2017	30,721	29,554
2018	24,732	27,582
Thereafter	91,099	162,530

(8) Long Term Debt

In March 2013, FGLH issued $300,000 aggregate principal amount of its 6.375% senior notes (“Notes offering”) due April 1, 2021, at par value, which FGLH may elect to redeem after April 1, 2015. Interest payments are due semi-annually, April and October 1, commencing October 1, 2013 and total interest expense was $9,768 for the fiscal year ended September 30, 2013.

In connection with the Notes offering, FGLH capitalized $10,195 of debt issue costs. The fees are classified as “Other assets” in the accompanying Consolidated Balance Sheets as of September 30, 2013 and are being are amortized over the redemption date using the straight-line method over the remaining term of the debt, of which $1,693 has been amortized for the fiscal year ended September 30, 2013.

On February 25, 2009, FGLH and OMGUK entered into an intercompany term loan agreement for $225,000 and a revolving credit facility agreement for $100,000. Effective April 6, 2011, a deed of novation was entered into as part of the sale of FGLH to HFG whereby OM Group (UK) Limited transferred all of its rights, obligations and liabilities under the intercompany loan agreements to HFG. The term loan carried a 10.24% fixed interest rate payable annually on February 28th and total interest expense was $8,908, $22,281 and $11,712 for the year ended September 30, 2013 and 2012 and period from April 6, 2011 to September 30, 2011, respectively. The revolving credit facility carried an interest rate of three month LIBOR plus 8.18% payable on February 28, 2014 and total interest expense was $59, $1,204 and $915 for the year ended September 30, 2013 and 2012 and period from April 6, 2011 to September 30, 2011, respectively.

On February 28, 2013, HFG and FGLH entered into a termination and release agreement whereby HFG notified FGLH of its election to convert the loans to equity. Accordingly, the Company converted the balance of the note payable and revolving credit facility as of February 28, 2013 of $213,330 to equity on February 28, 2013. This resulted in an increase in the Company’s paid in capital without issuance of stock as FGLH is a wholly owned subsidiary of HFG. No gain or loss was recognized on the conversion of the debt.

On April 7, 2011, Raven Reinsurance Company (“Raven Re”), a newly-formed wholly-owned subsidiary of FGL, issued a $95,000 surplus note to OMGUK. The surplus note was issued at par and carried a 6% fixed interest rate. The note had a maturity date which was the later of (i) December 31, 2012 or (ii) the date on which all amounts due and payable to the lender have been paid in full. Total interest expense for the period April 6, 2011 to September 30, 2011 was 2,787. The note was settled in October 2011 at face value.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(9) Other Liabilities

Other liabilities consisted of the following:

	September 30,
	2013	2012
Amounts payable for investment purchases	$208,182	$206,681
Retained asset account	207,524	203,685
Amounts payable to reinsurers	77,906	31,959
Remittances and items not allocated	44,092	29,469
Accrued expenses	34,973	23,555
Income taxes payable	7,321	66,284
Derivatives - futures	1,028	928
Other	119,027	84,144

	$700,053	$646,705

(10) Employee Benefit Plans

The Company sponsors a defined contribution plan in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations, and the Company makes a discretionary matching contribution of up to 5% of eligible compensation. The Company has also established a nonqualified defined contribution plan for independent agents. The Company makes contributions to the plan based on both the Company’s and the agent’s performance. Contributions are discretionary and evaluated annually. Aggregate contributions charged to operations for the defined contribution plans, including discretionary amounts, were $922, $812 and $319 for the year ended September 30, 2013, the year ended September 30, 2012, and the period of April 6, 2011 to September 30, 2011, respectively.

(11) Stock Compensation

The Company sponsors stock-based incentive plans and dividend plans for its employees. Awards under the FGLH plans are based on the common stock of FGLH. During Fiscal Year 2012, the stock-based incentive plan was accounted for as an equity plan. In December 2012, FGLH elected an alternate settlement for the then-vested equity awards, electing to settle the vested awards in cash when exercised, which reclassified the plans from equity plans to liability plans. In 2013, FGLH determined that all equity awards will be settled in cash when exercised.

On November 2, 2011, FGLH’s compensation committee (on behalf of its board of directors) approved a long-term stock-based incentive plan (the “Stock Incentive Plan”) that permits the grant of options to purchase shares of the FGLH common stock to key employees of FGLH. On November 2, 2011, FGLH’s compensation committee also approved a dividend equivalent plan (the “2011 DEP”) that permits holders of these options the right to receive a payment in cash in an amount equal to the ordinary dividends declared and paid or debt service payments to HGI by FGLH in each calendar year starting in the year in which the dividend equivalent is granted through the year immediately prior to the year in which the dividend equivalents vests, divided by the total number of common shares outstanding. The awards under the 2011 DEP vest on March 31, 2014. As of September 30, 2012, FGLH determined that it was probable that the dividend equivalent awards will vest and compensation expense would be recognized ratably over the dividend equivalent vesting period.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

During the Fiscal Year 2012, FGLH granted 207 stock option awards under the terms of the Stock Incentive Plan. These stock options vest over a period of 3 years and expire on the seventh anniversary of the grant. The total fair value of the grants on their grant dates was approximately $807.

In December 2012, FGLH’s compensation committee amended and restated the Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”). Under the Amended and Restated Stock Incentive Plan, the compensation committee may grant stock options and restricted stock awards. Effective January 29, 2013, FGLH granted 195 stock option awards and 53 restricted stock units, under the terms of the Amended and Restated Stock Incentive Plan. These stock options and restricted share units vest over a period of 3 years and expire on the seventh anniversary of the grant date. The total fair value of the option grant and restricted stock unit grant on the grant date was $581 and $2,019, respectively.

In connection with the adoption of the Amended and Restated Stock Incentive Plan, FGLH’s compensation committee also approved and adopted the 2012 Dividend Equivalent Plan (the “2012 DEP”). Similar to the 2011 DEP, the 2012 DEP permits holders of the options and restricted stock units granted under the Amended and Restated Stock Incentive Plan the right to receive a payment in cash in an amount equal to the ordinary dividends declared and paid or debt service payments to HGI by FGLH in each calendar year starting in the year in which the dividend equivalent is granted through the year immediately prior to the year in which the dividend equivalent vests, divided by the total number of common shares outstanding. The awards under the 2012 DEP vest on March 31, 2016.

The Company recognized stock compensation expense related to stock option awards, restricted stock units and dividend equivalents as follows:

	Year Ended
	September 30, 2013	September 30, 2012
Stock Incentive Plan – stock options	$2,561	$163
2011 DEP	1,464	503
Amended and Restated Stock Incentive Plan – stock options	784	—
Amended and Restated Stock Incentive Plan – restricted stock units	758	—
2012 DEP	329	—

Total stock compensation expense	5,896	666
Related tax benefit	2,064	233

Net stock compensation expense	$3,832	$433

No stock compensation expense was incurred during the period of April 6, 2011 to September 30, 2011.

The stock compensation expense is included in “Acquisition and operating expenses, net of deferrals” in the Consolidated Statements of Operations.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

Total compensation expense related to the stock option awards, restricted stock units and dividend equivalents not yet recognized as of September 30, 2013 and the weighted-average period over which this expense will be recognized are as follows:

	Unrecognized Compensation Expense	Weighted- Average Recognition Period in Years
Stock Incentive Plan	$1,302	$1.0
2011 DEP	567	0.5
Amended and Restated Stock Incentive Plan - options	1,205	1.9
Amended and Restated Stock Incentive Plan - restricted stock units	1,826	2.2
2012 DEP	1,104	2.5

Total unrecognized stock compensation expense	$6,004	$1.8

A summary of the Company’s outstanding stock options as of September 30, 2013 and changes during the fiscal years then ended are as follows:

Stock Option Awards	Options	Weighted Average Exercise Price(a)	Weighted Average Grant Date Fair Value
Stock options outstanding at September 30, 2011	—	$—	$—
Granted	207	38.20	3.90
Exercised	—	—	—
Forfeited or expired	(6)	38.14	3.90

Stock options outstanding at September 30, 2012	201	38.20	3.90
Granted	195	49.49	3.85
Exercised	(31)	39.19	3.90
Forfeited or expired	(30)	43.96	3.87

Stock options outstanding at September 30, 2013	335	44.23	3.87

Exercisable at September 30, 2013	40	38.21	3.90

Vested or expected to vest at September 30, 2013	323	44.16	3.87

The following assumptions were used in the determination of these grant date fair values using the Black-Scholes option pricing model and based on the value of FGLH’s common stock:

	2012	2013
Risk-free interest rate	0.8%	0.8%
Assumed dividend yield	10.0%	6.0%
Expected option term	4.5 years	4.5 years
Volatility	35.0%	27.0%

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

A summary of restricted stock units outstanding as of September 30, 2013 and related activity during the fiscal year then ended is as follows:

Restricted Stock Awards	Shares	Average Grant Date Fair Value
estricted shares outstanding at September 30, 2012	—	$—
Granted	53	49.58
Exercised	—	—
Forfeited or expired	(7)	49.45

Restricted shares outstanding at September 30, 2013	46	49.60

Exercisable at September 30, 2013	—	—

Restricted stock expected to vest	42	49.54

(12) Income Taxes

The Company is a U.S. taxpayer and does not do business outside the United States. The Company does not record a separate provision for state income taxes as most of its income is derived from its insurance subsidiaries, which pay premium taxes in lieu of state income taxes in nearly all jurisdictions. The Company’s non-life subsidiaries file as part of HGI’s consolidated U.S. Federal income tax return. The Company’s insurance company subsidiaries file their own consolidated U.S. Federal life insurance tax return and are not eligible to join the consolidated HGI return until January 1, 2017. The income tax liabilities of the members of the consolidated HGI return are calculated on a standalone basis and payables or receivables are recorded for the use of tax attributes amongst group members. As of September 30, 2013, the Company and its subsidiaries have intercompany taxes payable due to HGI totaling $1,541 for the use of consolidated tax attributes. This payable is subject to the Company’s debt covenants which limit cash settlements to amounts actually paid to the Internal Revenue Service.

The NOLs, capital losses and tax credits of the Company’s subsidiaries were subject to limitation under IRC Section 382 of the Internal Revenue Code, as a result of the change of ownership that occurred when the companies were purchased in 2011. This caused the net value of attributes that could be utilized to be limited to $4,841 each year, subject to increases for realized built-in gains on certain assets on the date of the change of ownership. On or about September 27, 2013, the Company underwent a second change of control within the meaning of IRC Section 382(g), triggered by the sale of HGI shares by Harbinger Capital Partners. At the time of this ownership change, the Company’s tax attributes consisted of NOL carryforwards of $92,719, capital loss carry forwards totaling approximately $350,369, investment tax credits of approximately $54,230, and AMT credits of approximately $6,316.

Income tax benefit was calculated based upon the following components of income before income taxes:

	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Pretax income (loss):
United States	$493,033	$140,298	$(33,455)
Outside the United States	—	—	—

Total pretax income	$493,033	$140,298	$(33,455)

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The components of income tax benefit were as follows:

	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Current:
Federal	$56,191	$(74,388)	$875
State	—	—	—

Total current	56,191	(74,388)	875

Deferred:
Federal	(212,268)	220,046	40,869
State	—	—	—

Total deferred	(212,268)	220,046	40,869

Income tax (expense)/benefit	$(156,077)	$145,658	$41,744

The difference between income taxes expected at the U.S. Federal statutory income tax rate of 35% and reported income tax benefit is summarized as follows:

	September 30, 2013	September 30, 2012	April 6, 2011 to September 30, 2011
Expected income tax (expense)/benefit at Federal statutory rate	$(172,561)	$(49,104)	$11,709
Valuation allowance for deferred tax assets	18,842	197,798	30,064
Other	(2,358)	(3,036)	(29)

Reported income tax (expense)/benefit	$(156,077)	$145,658	$41,744

Effective tax rate	31.7%	(103.8)%	124.8%

For September 30, 2013, the Company’s effective tax rate of 31.7% was positively impacted by the partial release of valuation allowance attributed to the Company’s utilization of capital loss carry forwards that management previously concluded were more-likely-than-not unrealizable.

For September 30, 2012, the Company’s effective tax rate of (103.8)%, representing a tax benefit despite pretax income, was positively impacted by the partial release of valuation allowances based on management’s conclusion that certain of its deferred tax assets were more likely than not realizable.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

For the period April 6, 2011 to September 30, 2011, the Company’s effective tax rate of 124.8% was positively impacted by the partial release of valuation allowance based on management’s conclusion that certain of its deferred tax assets were more likely than not realizable.

For the years ended September 30, 2013 and 2012 and the period April 6, 2011 to September 30, 2011, the Company recorded a net valuation allowance releases of $18,842 (comprised of a full year valuation allowance release of $20,708 related to the life insurance companies, partially offset by a net increase to valuation allowance of $1,866 related to FGLH’s non-life companies), $197,798 (comprised of a full year valuation release of $204,736 related to the life insurance companies, partially offset by an increase to valuation allowance of $6,938 related to FGLH’s non-life companies) and $30,064, respectively, based on management’s reassessment of the amount of its deferred tax assets that are more-likely-than-not realizable.

The following table is a summary of the components of deferred income tax assets and liabilities:

	September 30, 2013	September 30, 2012
Deferred tax assets:
Net operating loss, credit and capital loss carryforwards	$215,628	$283,988
Insurance reserves and claim related adjustments	377,538	620,285
Deferred acquisition costs	—	9,906
Other	27,239	19,680
Valuation allowance	(158,667)	(177,508)

Total Deferred tax assets	461,738	756,351

Deferred tax liabilities:
Value of business acquired	$(67,269)	$(36,512)
Investments	(96,677)	(438,655)
Deferred acquisition costs	(48,800)	—
Other	(8,461)	(1,548)

Total deferred tax liabilities	(221,207)	(476,715)

Net deferred tax assets and liabilities	$240,531	$279,636

As of September 30, 2013, the Company’s valuation allowance of $158,667 consisted of a valuation allowance of $118,759 on capital loss carryforwards and a full valuation allowance of $39,908 on the Company’s non-life insurance net deferred taxes. As of September 30, 2012, the Company’s valuation allowance of $177,508 consisted of a partial valuation allowance of $145,854 on capital loss carryforwards and a full valuation allowance of $31,654 on FGLH’s non-life insurance net deferred taxes.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company maintains a valuation allowance against certain IRC section 382 limited capital loss carry forwards and the deferred tax assets of its non-life insurance company subsidiaries. A valuation allowance has been recorded against capital loss carryforwards limited under Section IRC 382 to reduce the associated deferred tax assets to an amount that is more-likely than not realizable. The non-life insurance company subsidiaries have a history of losses and insufficient sources of future income in order to recognize any portion of their deferred tax assets. For the year ended September 30, 2013, the Company recorded an income tax benefit to reduce the valuation allowance placed against previously unrealizable capital loss carryforwards that are now expected to be utilized during the current fiscal year, partially offset by a full valuation allowance recorded against the current period income tax benefit of the non-life insurance entities.

As of September 30, 2013, and 2012, the Company had NOL carryforwards of $92,719 and $86,978, respectively, which, if unused, will expire in years 2026 through 2033. The Company has capital loss carryforwards totaling $350,369 and $551,897 as of September 30, 2013 and 2012, respectively, which if unused, will expire in years 2014 through 2018. In addition, as of September 30, 2013 and 2012, the Company has low income housing tax credit carryforwards totaling $54,230 and $52,780, respectively, which, if unused, will expire in years 2017 through 2033, and alternative minimum tax credits of $6,316 and $7,602, respectively that may be carried forward indefinitely.

The U.S. Federal income tax returns of the Company for years prior to 2009 are no longer subject to examination by the taxing authorities. With limited exception, the Company is no longer subject to state and local income tax audits for years prior to 2009. However, Federal NOL carryforwards from tax years ended June 30, 2006 and December 31, 2006, respectively, continue to be subject to Internal Revenue Service examination until the statute of limitations expires for the years in which these NOL carryforwards are ultimately utilized.

The Company does not have any unrecognized tax benefits (“UTBs”) as of September 30, 2013 and 2012. In the event the Company has UTBs, interest and penalties related to uncertain tax positions would be recorded as part of income tax expense in the financial statements. The Company regularly assesses the likelihood of additional tax assessments by jurisdiction and, if necessary, adjusts its tax reserves based on new information or developments.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(13) Commitments and Contingencies

Lease Commitments

The Company leases office space under non-cancelable operating leases that expire in May 2021. The Company also leased office furniture and office equipment under non-cancelable operating leases that expired in 2012. For the years ended September 30, 2013 and 2012, and the period of April 6, 2011 to September 30, 2011, the Company’s total rent expense was $1,736, $2,301, and $1,346, respectively. As of September 30, 2013, the minimum rental commitments under the non-cancelable leases are as follows:

Fiscal Year	Amount
2014	$1,253
2015	1,273
2016	1,263
2017	1,249
2018	1,239
Thereafter	3,945

Total	$10,222

Contingencies

Regulatory and Litigation Matters

FGLH is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At September 30, 2013, FGLH has accrued $5,331 for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $5,006.

The Company has received inquiries from a number of state regulatory authorities regarding its use of the U.S. Social Security Administration’s Death Master File (“Death Master File”) and compliance with state claims practices regulation. To date, the Company has received inquiries from authorities in Maryland, Minnesota and New York. The New York Insurance Department issued a letter and subsequent regulation requiring life insurers doing business in New York to use the Death Master File or similar databases to determine if benefits were payable under life insurance policies, annuities and retained asset accounts. Legislation requiring insurance companies to use the Death Master File to identify potential claims has recently been enacted in Maryland and other states. As a result of these legislative and regulatory developments, in May 2012 the Company undertook an initiative to use the Death Master File and other publicly available databases to identify persons potentially entitled to benefits under life insurance policies, annuities and retained asset accounts. During Fiscal 2012, the Company incurred an $11,000 benefit expense, net of reinsurance, to increase reserves to cover potential benefits payable resulting from this ongoing effort. Based on its analysis to date and management’s estimate, the Company believes the remaining accrual will cover the reasonably estimated liability arising out of these developments. In addition, the Company has received audit and examination notices from several state agencies responsible for escheatment and unclaimed property regulation in those states. The Company has established a contingency of $2,000, the mid-point of an estimated range of $1,000 to $3,000, relative to the external legal costs and potential liabilities of said audits and examinations. Additional costs that cannot be reasonably estimated as of the date of this filing are possible as a result of ongoing regulatory developments and other future requirements related to this matter.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

The Company is involved in various pending or threatened legal proceedings, including purported class actions, arising in the ordinary course of business. In some instances, these proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief. In the opinion of management and in light of existing insurance and other potential indemnification, reinsurance and established reserves, such litigation is not expected to have a material adverse effect on the Company’s financial position, although it is possible that the results of operations and cash flows could be materially affected by an unfavorable outcome in any one period.

Guarantees

The First Amended and Restated Stock Purchase Agreement, dated February 17, 2011 (the “F&G Stock Purchase Agreement”) between HFG and OMGUK includes a Guarantee and Pledge Agreement which creates certain obligations for FGLH as a grantor and also grants a security interest to OMGUK of FGLH’s equity interest in FGL Insurance in the event that HFG fails to perform in accordance with the terms of the F&G Stock Purchase Agreement. The Company is not aware of any events or transactions that resulted in non-compliance with the Guarantee and Pledge Agreement.

(14) Reinsurance

The Company reinsures portions of its policy risks with other insurance companies. The use of reinsurance does not discharge an insurer from liability on the insurance ceded. The insurer is required to pay in full the amount of its insurance liability regardless of whether it is entitled to or able to receive payment from the reinsurer. The portion of risks exceeding the Company’s retention limit is reinsured with other insurers. The Company seeks reinsurance coverage in order to limit its exposure to mortality losses and enhance capital management. The Company follows reinsurance accounting when there is adequate risk transfer. Otherwise, the deposit method of accounting is followed. The Company also assumes policy risks from other insurance companies.

The effect of reinsurance on premiums earned, benefits incurred and reserve changes for the fiscal year periods ended September 30, 2013, September 30, 2012, and the period from April 6, 2011 through September 30, 2011:

	Year Ended				April 6, 2011 to
	September 30, 2013		September 30, 2012		September 30, 2011
	Net Premiums Earned	Net Benefits Incurred	Net Premiums Earned	Net Benefits Incurred	Net Premiums Earned	Net Benefits Incurred
Direct	$279,232	$776,513	$297,964	$1,033,336	$157,772	$392,073
Assumed	32,794	23,271	47,179	34,940	22,858	19,571
Ceded	(253,659)	(303,100)	(289,846)	(290,904)	(141,628)	(164,012)

Net	$58,367	$496,684	$55,297	$777,372	$39,002	$247,632

Amounts payable or recoverable for reinsurance on paid and unpaid claims are not subject to periodic or maximum limits. During the fiscal year periods ended September 30, 2013 and September 30, 2012, and the period April 6, 2011 to September 30, 2011 the Company did not write off any reinsurance balances. During the fiscal year period ended September 30, 2012, and the period April 6, 2011 to September 30, 2011 the Company did not commute any ceded reinsurance. Effective June 17, 2013, the Company rescinded the portion of the coinsurance agreement dated April 1, 2011 between FGL Insurance and Wilton Re which covers certain disability income riders. Wilton Re has agreed to pay FGL Insurance a rescission settlement of $6,428. In addition, FGL Insurance will re-establish the $4,489 reserve liability previously ceded to Wilton Re in connection with this business. FGL Insurance recognized a net gain on the rescission of $1,939.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

No policies issued by the Company have been reinsured with any foreign company, which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than non-payment of premiums or other similar credit issues.

The Company has the following significant reinsurance agreements as of September 30, 2013:

Wilton Agreement

On January 26, 2011, HFG entered into a commitment agreement (the “Commitment Agreement”) with Wilton Re U.S. Holdings, Inc. (“Wilton”) committing Wilton Re, a wholly-owned subsidiary of Wilton and a Minnesota insurance company, to enter into one of two amendments to an existing reinsurance agreement with FGL Insurance. On April 8, 2011, FGL Insurance ceded significantly all of the remaining life insurance business that it had retained to Wilton Re under the first of the two amendments with Wilton. FGL Insurance transferred assets with a fair value of $535,826, net of ceding commission, to Wilton Re. The Company considered the effects of the first amendment in the opening balance sheet and purchase price allocation as of FGLH Acquisition Date. Effective April 26, 2011, HFG elected the second of the two amendments under the Commitment Agreement (the “Raven Springing Amendment”), which committed FGL Insurance to cede to Wilton Re all of the business (the “Raven Block”) then reinsured with Raven Re on or before March 31, 2013, subject to regulatory approval. The Raven Springing Amendment was intended to mitigate the risk associated with HFG’s obligation under the F&G Stock Purchase Agreement, by replacing the Raven Re reserve facility by December 31, 2012. On September 9, 2011, FGL Insurance and Wilton Re executed an amended and restated Raven Springing Amendment whereby the recapture of the business ceded to Raven Re by FGL Insurance and the re-cession to Wilton Re closed on October 17, 2011 with an effective date of October 1, 2011. In connection with the closing, FGL Insurance transferred assets with a fair value of $580,683, including ceding commission, to Wilton Re.

In September 2012, Wilton Re and FGL Insurance reached a final agreement on the initial settlements associated with the reinsurance transactions FGL Insurance entered into subsequent to the FGLH Acquisition. The final settlement amounts did not result in any material adjustments to the amounts reflected in the financial statements. FGL Insurance recognized a net pre-tax gain of $18,029 on these reinsurance transactions which has been deferred and is being amortized over the remaining life of the underlying reinsured contracts.

Commissioners Annuity Reserve Valuation Method Facility (“CARVM”)

Effective October 1, 2012, FGL Insurance recaptured the CARVM reinsurance agreement from OM Re and simultaneously ceded the business to Raven Re. The recapture of the OM Re CARVM reinsurance agreement satisfies the Company’s obligation under the F&G Stock Purchase Agreement to replace the letter of credit provided by OM no later than December 31, 2015. In connection with the new CARVM reinsurance agreement, FGL Insurance and Raven Re entered into an agreement with Nomura Bank International plc (“Nomura”) to establish a $295,000 reserve financing facility in the form of a letter of credit issued by Nomura and Nomura charged an upfront structuring fee in the amount of $2,800. The reserve financing facility is set to be reduced by $6,250 each quarter subsequent to establishment. The structuring fee was paid by FGL Insurance and will be deferred and amortized over the expected life of the facility. As this letter of credit is provided by an unaffiliated financial institution, Raven Re is permitted to carry the letter of credit as an admitted asset on the Raven Re statutory balance sheet.

As of September 30, 2013, there was $276.3 million available under the letter of credit facility. The Nomura Facility will terminate on September 30, 2017, although the facility may terminate earlier, in accordance with the terms of the Reimbursement Agreement. Under the terms of the Reimbursement Agreement, in the event the letter of credit is

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

drawn upon, Raven Re is required to repay the amounts utilized, and FGLH is obligated to repay the amounts utilized if Raven Re fails to make the required reimbursement. FGLH also is required to make capital contributions to Raven Re in the event that Raven Re’s statutory capital and surplus falls below certain defined levels. As of September 30, 2013, Raven Re’s statutory capital and surplus was $14.1 million (unaudited) in excess of the minimum level required under the Reimbursement Agreement.

FSRCI

Effective December 31, 2012, FGL Insurance entered into a reinsurance treaty with FSRCI, an indirectly wholly-owned subsidiary of HFG, FGLH’s parent, whereby FGLH cedes 10% of its June 30, 2012 in-force annuity block business not already reinsured on a funds withheld basis. Under the terms of the agreement, FSRCI paid FGL Insurance an initial ceding allowance of $15,000. A study prepared by an independent third party actuarial firm determined that the initial ceding allowance of $15,000 is a fair and reasonable valuation. The coinsurance agreement was on a funds withheld basis, meaning that funds were withheld by FGL Insurance from the coinsurance premium owed to FSRCI as collateral for FSRCI’s payment obligations. Accordingly, the collateral assets remain under the ultimate ownership of FGL Insurance. The following table is the operating results that are ceded to Front Street Re from December 31, 2012 to September 30, 2013:

December 31, 2012 to September 30, 2013
Revenues:
Premiums	$405
Net investment income	38,591
Net investment gains	75,981
Insurance and investment product fees	4,791

Total Revenues	119,768

Benefits and expenses:
Benefits and other changes in policy reserves	35,146
Acquisition & operating expenses, net of deferrals	3,245
Amortization of intangibles	—

Total benefits and expenses	38,391

Operating income	$81,377

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

(15) Related Party Transactions

FGL Insurance participates in loans to third parties originated by Salus, an affiliated company indirectly owned by HGI that provides asset-based financing. In addition to the participation in loans originated by Salus, the Company also agreed to provide Salus with financing in the form of a revolving loan.

The Company’s consolidated related party investments at September 30, 2013 and September 30, 2012 were summarized as follows:

		September 30, 2013
Type	Balance Sheet Classification	Asset carrying value	Accrued Investment Income	Total carrying value	Net investment income
Salus collateralized loan obligation (“CLO”)	Fixed Maturities, available for sale	$241,482	$427	$241,909	$4,517
Salus 2013 participations	Other Invested Assets	157,000	1,517	158,517	6,753
HGI energy loan	Related Party Loans, including accrued investment income	70,000	1,575	71,575	3,758
Salus 2012 participations	Related Party Loans, including accrued investment income	27,287	124	27,411	3,538
Salus promissory note	Related Party Loans, including accrued investment income	20,000	12	20,012	1,404
Salus revolver	Related Party Loans, including accrued investment income	—	46	46	258

		September 30, 2012
Type	Balance Sheet Classification	Asset carrying value	Accrued Investment Income	Total carrying value	Net investment income
Salus 2012 participations	Related Party Loans, including accrued investment income	$129,467	$587	130,054	$1,985
Salus promissory note	Related Party Loans, including accrued investment income	20,000	15	20,015	15

As of September 30, 2013, the Company had paid $2,860 for offering costs associated with the in progress or pending initial public offering of FGLH’s parent company, Fidelity and Guaranty Life. FGLH recorded an intercompany receivable for this amount which is included in “Other assets” in the Consolidated Balance Sheet at September 30, 2013.

(16) Insurance Subsidiary Financial Information

The Company’s insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners (“NAIC”) that are prepared in accordance with Statutory Accounting Principles (“SAP”) prescribed or permitted by such authorities, which may vary materially from US GAAP. Prescribed SAP includes the Accounting Practices and Procedures Manual of the NAIC as well as state laws, regulations and administrative rules. Permitted SAP encompasses all accounting practices not so prescribed. The principal differences between statutory financial statements and financial statements prepared in accordance with US GAAP are that statutory financial statements do not reflect DAC and VOBA, some bond portfolios may be carried at amortized cost, assets and liabilities are presented net of reinsurance, contractholder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted. Accordingly, statutory operating results and statutory capital and surplus may differ substantially from amounts reported in the US GAAP

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

basis financial statements for comparable items. For example, in accordance with the US GAAP acquisition method of accounting, the amortized cost of FGLH’s invested assets was adjusted to fair value as of the FGLH Acquisition Date while it was not adjusted for statutory reporting. Thus, the net unrealized gains on a statutory basis were $283,626 (unaudited) and $1,245,445 (unaudited) as of September 30, 2013 and 2012, respectively, compared to net unrealized gains of $236,326 and $1,058,447, respectively, on a US GAAP basis, as reported in Note 4.

The Company’s principal insurance subsidiaries’ statutory financial statements are based on a December 31 year end. Statutory net income (loss) and statutory capital and surplus of the Company’s wholly owned insurance subsidiaries were as follows:

	Subsidiary (state of domicile)(a)
	FGL Insurance (MD)	FGL NY Insurance (NY)
Statutory Net Income (Loss):
Fiscal year ended September 30, 2013 (Unaudited)	$36,177	$3,092
Fiscal year ended September 30, 2012 (Unaudited)	$145,199	$703
Period April 6, 2011 to September 30, 2011 (Unaudited)	$38,169	$4,850
Year ended December 31, 2012	$102,208	$1,036
Year ended December 31, 2011	$110,264	$4,540
Statutory Capital and Surplus:
September 30, 2013 (Unaudited)	$1,064,305	$62,233
September 30, 2012 (Unaudited)	$861,588	$45,330
December 31, 2012	$900,472	$41,107
December 31, 2011	$846,434	$44,657

(a)	FGL NY Insurance is a subsidiary of FGL Insurance, and the columns should not be added together.

The amount of statutory capital and surplus necessary to satisfy the applicable regulatory requirements is not significant in relation to FGL Insurance’s and FGL NY Insurance’s respective statutory capital and surplus.

Life insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. The RBC is used to evaluate the adequacy of capital and surplus maintained by an insurance company in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk and (iv) business risk. The Company monitors the RBC of FGLH’s insurance subsidiaries. As of September 30, 2013 and 2012, each of FGLH’s insurance subsidiaries had exceeded the minimum RBC requirements (unaudited).

The Company’s insurance subsidiaries are restricted by state laws and regulations as to the amount of dividends they may pay to their parent without regulatory approval in any year, the purpose of which is to protect affected insurance policyholders, depositors or investors. Any dividends in excess of limits are deemed “extraordinary” and require approval. Based on statutory results as of December 31, 2012, in accordance with applicable dividend restrictions, the Company’s subsidiaries could pay “ordinary” dividends of $106,262 to FGLH in 2013, less any dividends paid during the 12 month period from the last dividend payment. On July 12, 2013, FGL Insurance paid a dividend to FGLH in the amount of $40,000. On September 26, 2012 and December 20, 2012, FGL Insurance paid dividends to FGLH in the amount of $20,000 and $20,000 respectively, with regard to its 2011 results. Based on its 2012 calendar year statutory results, FGL Insurance is able to declare an ordinary dividend up to $30,047 through October 31, 2013 (taking into account the dividend payments of $40,000 on July 12, 2013 and $20,000 on December 20, 2012). In addition, after October 31, 2013, FGL Insurance will be able to declare an ordinary dividend of $66,262 with respect to its 2012 statutory results, subject to management’s discretion.

Fidelity & Guaranty Life Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in thousands)

As of September 30, 2013 neither FGL Insurance nor FGL NY Insurance follow any prescribed or permitted statutory accounting practices that differ from the NAIC’s statutory accounting practices in the preparation of their statutory basis financial statements. However, FGL Insurance’s statutory carrying value of Raven Re reflects the effect of a permitted practice Raven Re received to treat the available amount of the letter of credit as an admitted asset. Without such permitted statutory accounting Raven Re’s statutory capital and surplus would be negative $118,485 (unaudited) at September 30, 2013 and its risk-based capital would fall below the minimum regulatory requirements. The letter of credit facility is collateralized by NAIC 1 rated debt securities. If the permitted practice was revoked, the letter of credit could be replaced by the collateral assets with Nomura’s consent.

On November 1, 2013, FGL Insurance re-domesticated from Maryland to Iowa. After re-domestication, FGL Insurance elected to apply Iowa-prescribed accounting practices that permit Iowa-domiciled insurers to report equity call options used to economically hedge FIA index credits at amortized cost for statutory accounting purposes and to calculate FIA statutory reserves such that index credit returns will be included in the reserve only after crediting to the annuity contract. Also, the Iowa Insurance Division granted FGL Insurance a permitted statutory accounting practice to reclassify its negative unassigned surplus balance of $805,818 (unaudited) to additional paid in capital as of April 6, 2011, the date the Company acquired FGL Insurance, which will have the effect of setting FGL Insurance’s statutory unassigned surplus to zero as of this date. The prescribed and permitted statutory accounting practice will have no impact on the Company’s consolidated financial statements which are prepared in accordance with U. S. GAAP.

(17) Subsequent Events

The Company evaluates all events and transactions that occurred after September 30, 2013 through December 18, 2013, the date these financial statements were available to be issued.